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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CoBiz Financial Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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April 9, 2009

Dear Fellow Shareholder:

        This year's Annual Meeting of Shareholders of CoBiz Financial Inc., a Colorado corporation (the Company), will be held at the Magnolia Ballroom, 817 Seventeenth Street, Denver, Colorado 80202 on May 21, 2009 at 8:00 a.m., M.D.T. You are cordially invited to attend.

        This year, we are using the Securities and Exchange Commission (SEC) rule that allows us to furnish our proxy materials to shareholders over the internet. This means our shareholders will receive only a notice containing instructions on how to access the proxy materials over the internet and vote online. If you receive this notice but would still like to request paper copies of the proxy materials, please follow the instructions on the notice or on the website referred to on the notice. By delivering proxy materials electronically to our shareholders, we can reduce the consumption of natural resources and the costs of printing and mailing our proxy materials. Please visit http:www.edocumentview.com/COBZ for more information about the electronic delivery of proxy materials.

        The Company's Board of Directors recommends that you vote:

  (i)
  FOR the election of management's ten nominees to serve as directors of the Company;

  (ii)
  FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009;

  (iii)
  FOR a nonbinding shareholder approval of executive compensation;

  (iv)
  FOR the proposal to amend the Company's Employee Stock Purchase Plan to increase the maximum number of shares issuable from 450,000 to 900,000; and

  (v)
  AGAINST a shareholder proposal regarding advisory vote on executive compensation.

        To be certain that your shares are voted at the Annual Meeting, whether or not you plan to attend in person, you should vote via telephone, via Internet, or by following the instructions on the enclosed notice as soon as possible. Your vote is important.

        At the Annual Meeting, I will review the Company's activities during the past year and its plans for the future. Shareholders will be given the opportunity to address questions to the Company's management. I hope you will be able to join us.

Sincerely,

Steven Bangert Chairman of the Board and Chief Executive Officer

COBIZ FINANCIAL INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, May 21, 2009, at 8:00 a.m., M.D.T.
Location:	Magnolia Ballroom 817 Seventeenth Street Denver, Colorado 80202
Items of Business:	(i)	The election of management's ten nominees to serve as directors of the Company;
	(ii)	The ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009;
	(iii)	A nonbinding shareholder approval of executive compensation;
	(iv)	The proposal to amend the Company's Employee Stock Purchase Plan to increase the maximum number of shares issuable from 450,000 to 900,000;
	(v)	A shareholder proposal regarding advisory vote on executive compensation; and
	(vi)	Any other business that may properly be considered at the meeting or any adjournment of the meeting.
Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on April 1, 2009.
Voting by Proxy:

If you cannot attend the annual meeting in person, you may vote your shares by telephone or Internet by no later than 1:00 a.m. Central Time on May 21, 2009 (or as directed on the enclosed notice card). We encourage you to vote by telephone or Internet in order to reduce our mailing and handling expenses.

Internet Availability of Proxy Materials:

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be Held on May 21, 2009: CoBiz Financial's 2009 Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2008 are available at: http:www.edocumentview.com/COBZ

                      By Order of the Board of Directors

                      Mary Perrott Smith
                       Corporate Secretary

Dated: April 9, 2009

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE VIA TELEPHONE, INTERNET OR BY FOLLOWING THE INSTRUCTIONS ON THE NOTICE AND REQUESTING PAPER COPIES OF THE PROXY MATERIALS AT YOUR EARLIEST CONVENIENCE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING, AND IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

COBIZ FINANCIAL INC.
PROXY STATEMENT

SOLICITATION OF PROXY, REVOCABILITY AND VOTING OF PROXIES

GENERAL

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CoBiz Financial Inc. (the "Board" or "Board of Directors"), a Colorado corporation (the "Company" or "CoBiz"), for use at the Annual Meeting of Shareholders of the Company to be held on May 21, 2009, at 8:00 a.m., M.D.T., at the Magnolia Ballroom, 817 Seventeenth Street, Denver, Colorado 80202, and at any adjournment or postponement of the Annual Meeting.

        This Proxy Statement and the accompanying form of proxy are first being transmitted or delivered to holders of the Company's common stock beginning on or about April 9, 2009, together with the Company's 2008 Annual Report to Shareholders.

        The Company's principal executive offices are located at 821 Seventeenth Street, Denver, Colorado 80202.

VOTING

        Who Can Vote.    Only shareholders of record at the close of business on April 1, 2009 are entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of that date, there were 23,403,587 shares of common stock outstanding. Each share is entitled to one vote. Cumulative voting is not permitted. Shares as to which the shareholder instructs the proxy to abstain from voting on any matter or withholds authority to vote for a director will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting but as not voted for purposes of determining the approval of any such matter or the election of directors. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters (a "broker non-vote"), those shares will be treated in the same manner as abstentions.

        Quorum Requirement.    The Company's bylaws provide that the holders of not less than a majority of the shares entitled to vote at any meeting of shareholders, present in person or represented by proxy, will constitute a quorum.

        Information about Votes Necessary for Action to be Taken.    Directors are elected by plurality vote, which means that the ten nominees who receive the most votes will be elected. The remaining matters to be considered at the meeting will be adopted if a majority of the votes cast "for" or "against" the matter vote in favor. Abstentions and broker non-votes (assuming a quorum is present) will have no effect on the election of Directors or on the remaining matters to be considered at the meeting.

        Internet availability of proxy materials.    This year, we are using the Securities and Exchange Commission (SEC) notice and access rule that allows us to furnish our proxy materials over the internet to our shareholders instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about April 9, 2009, we sent our shareholders by mail a notice containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received only a notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.

        If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one notice. To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

        Voting.    If your shares of our common stock are held by a broker, bank or other nominee (i.e., in "street name"), you should receive instructions from that person or entity that you must follow in order to have such shares voted. If you hold shares of our common stock in your own name and not through a broker or another nominee, you may vote such shares:

  •
  by using the toll-free telephone number listed on the notice,

  •
  by using the Internet website listed on the notice,

  •
  by following the instructions on the notice requesting paper copies of the proxy materials; then signing, dating and mailing the proxy card in the postage-paid envelope to be provided, or

  •
  by attending the Annual Meeting and voting in person.

        Whichever of these methods you select to transmit your instructions, the proxy holders will vote your shares of our common stock in accordance with your instructions. Executed but unmarked proxies will be voted:

  (i)
  FOR the election of the Board's nominees as directors,
  (ii)
  FOR the ratification of the appointment of CoBiz's independent registered public accounting firm,

  (iii)
  FOR the nonbinding shareholder approval of executive compensation,

  (iv)
  FOR the proposal to amend the Company's Employee Stock Purchase Plan to increase the maximum number of shares issuable from 450,000 to 900,000, and

  (v)
  AGAINST a shareholder proposal regarding advisory vote on executive compensation.

        Vote by Telephone.    If you hold shares of our common stock in your own name and not through your broker or another nominee, you can vote such shares by telephone by dialing the toll-free telephone number printed on your notice card. Telephone voting is available 24 hours a day until 1:00 a.m., Central Time, on May 21, 2009. Easy-to-follow voice prompts allow you to vote your shares of our common stock and confirm that your instructions have been properly recorded.

        Vote by Internet.    If you hold shares of our common stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your notice card. Internet voting is available 24 hours a day until 1:00 a.m., Central Time, on May 21, 2009. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded.

        Vote by Mail.    You can vote by mail by following the instructions on the attached notice and requesting paper copies of the proxy materials. Then signing, dating and returning the proxy card in the postage paid envelope to be provided.

SOLICITATION AND REVOCABILITY OF PROXIES

        The Company will pay all expenses in connection with the solicitation of proxies. In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone calls or facsimile transmissions.

        A shareholder submitting the enclosed proxy may revoke it at any time before his or her vote is cast at the Annual Meeting by delivering to the Secretary of the Company a written notice of termination of the proxy's authority or of a duly executed proxy bearing a later date or by voting in person at the meeting. Shares entitled to vote and represented by properly completed proxies received prior to the Annual Meeting and not revoked will be voted in the manner directed by the shareholder granting such proxy. If no direction is made in the proxy, the shares represented by the proxy will be voted as recommended by the Board of Directors.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

1.    Election of Directors

        The business and affairs of the Company are managed under the direction of its Board of Directors. The Board has the authority under the Company's bylaws to set the number of directors, which may not be less than three. At January 1, 2008, the number of directors was set at eleven. In August 2008, the number of directors was increased to thirteen. At that time, based on the recommendation of the Board's Governance and Nominating Committee, the Board appointed Douglas L. Polson and Mary K. Rhinehart as directors. Mr. Polson and Ms. Rhinehart were recommended to the Governance and Nominating Committee for consideration by non-management directors of the Company.

        Candidates for nomination to the Board are selected by the Governance and Nominating Committee, and recommended to the Board of Directors for approval, in accordance with the guidelines established by such Committee, taking into consideration the overall composition and diversity of the Board and areas of expertise that new Board members might be able to offer. Directors are elected by the shareholders at each Annual Meeting, to serve for a one-year term, which expires on the date of the next Annual Meeting.

        Steven Bangert, Michael B. Burgamy, Morgan Gust, Thomas M. Longust, Jonathan C. Lorenz, Evan Makovsky, Harold F. Mosanko, Noel N. Rothman, Timothy J. Travis, Mary Beth Vitale and Mary M. White are incumbent directors whose terms will expire at the Annual Meeting. All of them, as well as directors Polson and Rhinehart, are being nominated for reelection at the Annual Meeting, with the exception of Messrs. Mosanko, Longust and Lorenz. Messrs. Mosanko and Longust have withdrawn their names from consideration for reelection in order to focus on personal interests. Mr. Lorenz, the CEO of the Company's banking franchise and a director of the Company since March 1995, has withdrawn his name from consideration as the Company wishes to reduce the number of inside directors on the Board. The Board has determined that effective as of May 21, 2009, the size of the Board will be set at ten directors. As a result, there will not be any vacancies on the Board after our shareholders meeting on May 21, 2009 (assuming that all nominated directors are elected at the Annual Meeting).

        The Board has determined that directors Burgamy, Gust, Longust, Polson, Rhinehart, Rothman, Travis, Vitale and White qualify as independent directors under the NASDAQ listing standards as currently in effect. Directors are encouraged but are not required to attend the Annual Meeting. Last year, all eleven incumbent directors attended the Annual Meeting.

        Each of the ten nominees standing for election has indicated a willingness to serve, but in case any of them is not a candidate at the Annual Meeting, which is not presently anticipated, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee at their discretion.

The Board of Directors recommends a vote FOR the election of these directors.

        Information regarding director nominees is set forth below:

Nominees for Election as Directors

Name:	Steven Bangert
Age:	52
Director since:	September 1994
CoBiz board committee:	Executive Committee
Principal occupation and recent business experience:	Mr. Bangert has served as Chairman of the Board of Directors and Chief Executive Officer (CEO) of the Company since September 1994. From August 1992 to March 1999, Mr. Bangert served as President and a director of Western Capital Holdings, Inc. (Western Capital), formerly the bank holding company for River Valley Bank—Texas, located in McAllen, Texas. From March 1992 to July 1998, Mr. Bangert also served as Chairman of the Board of River Valley Bank—Texas, and, from April 1988 to July 1994, he served as Vice Chairman of the Board and CEO of River Valley Savings Bank—Illinois, a financial institution with locations in Chicago and Peoria, Illinois. From February 1994 to July 1998, Mr. Bangert served as a director and member of the Executive Committee of Lafayette American Bank. He holds a B.S. degree in business administration from the University of Nebraska—Lincoln.
Other directorships:	Mr. Bangert also serves as Chairman of the Board of the Company's wholly owned subsidiary, CoBiz Bank (Bank), and as a director of: CoBiz GMB, Inc. (GMB); Financial Designs, Ltd. (FDL); CoBiz Insurance, Inc.; CoBiz ACMG, Inc. (ACMG); and Wagner Investment Management, Inc. (Wagner), which are direct or indirect subsidiaries of the Company.
Name:	Michael B. Burgamy
Age:	63
Director since:	May 1998
CoBiz board committees:	Audit Committee, Executive Committee
Principal occupation and recent business experience:	From 1999 to April 2001, Mr. Burgamy served as the Chief Financial Officer of Colibri Holding Corporation, a manufacturer of pet products and garden supplies. In April 2001, Mr. Burgamy became a director of Colibri Holding Corporation. From 1991 to 1999, Mr. Burgamy served as the President of Perky-Pet Products Co., a manufacturer of pet products and supplies. From January 1976 to November 1994, he was President of CGS Distributing, Inc., a wholesale distributor of lawn and garden supplies. He holds a B.S. degree in engineering management from the United States Air Force Academy.
Other directorships:	Mr. Burgamy has also served as a director of the Bank since March 1997.

Name:	Morgan Gust
Age:	61
Director since:	January 2006
CoBiz board committees:	Compensation Committee (Chair)
Principal occupation and recent business experience:	Mr. Gust is the owner and operator of various entities engaged in agriculture and real estate. Prior to June, 2007, Mr. Gust served as the President of Giant Industries, Inc., a petroleum refining and marketing company listed on the New York Stock Exchange. Mr. Gust joined Giant Industries in August 1990, and over the years served in various senior management positions, including Executive Vice President, Vice President Administration, General Counsel, and Corporate Secretary. Mr. Gust holds a B.S. degree and a J.D. degree from the University of Arizona.
Other directorships:	Mr. Gust serves on the Board of the following funds:
• Flaherty & Crumrine Preferred Income Fund Incorporated (NYSE: PFD)
• Flaherty & Crumrine Preferred Income Opportunity Fund Incorporated (NYSE: PFO)
• Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (NYSE: FFC)
• Flaherty & Crumrine/Claymore Total Return Fund Incorporated (NYSE: FLC)
Name:	Evan Makovsky
Age:	64
Director since:	January 2003
CoBiz board committee:	None
Principal occupation and recent business experience:	Mr. Makovsky is the co-founder of Shames-Makovsky Realty Company, which specializes in the sale and leasing of commercial, industrial and investment properties. In the mid-1980s, Shames-Makovsky Realty Company formed Shames-Makovsky Mortgage Company, which specializes in "gap" financing. He holds a B.S.B.A. degree in Business and an M.S.B.A. degree in Finance from the University of Denver.
Other directorships:	Mr. Makovsky has also served as a director of the Bank since March 1997.

Name:	Douglas L. Polson
Age:	67
Director since:	August 2008
CoBiz board committee:	Governance and Nominating Committee
Principal occupation and recent business experience:	Mr. Polson served as chairman of Pacific Energy Group LLC, a NYSE-registered company and an affiliate of the Anschutz Corporation, from 2001 until 2005. He previously served as vice president, CFO and director of the Anschutz Corporation and Anschutz Company. Mr. Polson formerly chaired the Audit and Finance Committee and served as a member of the Executive Committee of the University of Colorado Hospital. Mr. Polson received his bachelor's degree from Utah State University and master's in business administration from Michigan State University.
Other directorships:	Mr. Polson previously served on the boards of directors of Southern Pacific Rail Corporation, Rio Grande Industries and Qwest Communications International, Inc.
Name:	Mary K. Rhinehart
Age:	50
Director since:	August 2008
CoBiz board committee:	Audit Committee
Principal occupation and recent business experience:	Ms. Rhinehart is senior vice president and chief financial officer of Johns Manville. Ms. Rhinehart joined Johns Manville, a leading manufacturer and marketer of premium-quality building and specialty products and a Berkshire Hathaway company, in 1979. During her career with Johns Manville, she has served in numerous leadership roles including CFO, corporate treasurer, corporate controller, and vice president and general manager of a business unit. She received her bachelor's degree cum laude from the University of Colorado at Boulder and her master's in business administration from the University of Denver.
Other directorships:	None
Name:	Noel N. Rothman
Age:	79
Director since:	September 1994
CoBiz board committee:	Compensation Committee
Principal occupation and recent business experience:	Mr. Rothman is a private investor and has served as President of Namtor, Inc., a closely held business and financial services company in which he is a principal shareholder, since September 1985. Mr. Rothman attended Wayne State University.
Other directorships:	None

Name:	Timothy J. Travis
Age:	64
Director since:	May 1998
CoBiz board committee:	Compensation Committee
Principal occupation and recent business experience:	Since November 1981, Mr. Travis has been the President and CEO of Eaton Metal Products Company, a fully integrated engineering fabricator, with which he has been employed since 1963.
Other directorships:	Mr. Travis also serves as a director and chairman of the audit committee and also serves on the finance committee and on the executive committee of University of Colorado Hospital, and is a past Chairman of the Denver Area Council of Boy Scouts of America. In addition, he is also a director of the National Western Stock Show. Mr. Travis is also a member of the Board of Directors of Raffles Insurance Co. In September of 2008 he became a Trustee of the El Pomar Foundation.
Name:	Mary Beth Vitale
Age:	55
Director since:	January 2005
CoBiz board committee:	Audit Committee (Chair)
Principal occupation and recent business experience:	Ms. Vitale co-founded Pellera, a strategic communications and business development firm, in 2001. Previously, she had served as President, CEO and Chairman of the Board of WestwindMedia.com, President and COO of RMI.NET, and President-western states for AT&T. She received her bachelor's degree from Hillsdale College in Hillsdale, Michigan; a master's degree from the University of Colorado; and an advanced management degree from the Wharton School of the University of Pennsylvania. She was also a Commissioner on former Colorado Governor Bill Owens' Commission for Science and Technology. In addition, she is a member and treasurer of the Board of Directors of the National Association of Corporate Directors local chapter and chairs its Marketing Committee.
Other directorships:	Ms. Vitale previously served on the Board of Intrado, Inc., a publicly-traded technology company, from 1999 to 2004; on the Board of RMI.Net, a publicly traded national e-business and convergent communications company from 1997 to 2000; and, on the Board of Zynex, Inc. (OTC BB: ZYXI), a publicly-traded medical technology company, since 2008.

Name:	Mary White
Age:	57
Director since:	January 2005
CoBiz board committee:	Governance and Nominating Committee
Principal occupation and recent business experience:	Ms. White has served as the CEO of Swedish Medical Center, Englewood, Colorado, since 1996; previously, she spent 15 years at Rose Medical Center in Denver where she went from an Administrative Resident to Senior Vice President. Ms. White is active in many community organizations, having served on the Boards of the Colorado Neurological Institute, Colorado Personalized Education for Physicians, Mountain States Employer's Council and Doctors' Care. She is a past President of the Board of the Colorado Health & Hospital Association and is a past chair of the American Hospital Association's Metropolitan Hospital Governing Council. Ms. White received her bachelor's degree from Juniata College in Huntingdon, Pennsylvania., and a master's degree from the University of Pittsburgh. Ms. White also serves on the Juniata College Board of Trustees and on the Board of Directors of the American Heart Association.
Other directorships:	None

2.    Ratification of Independent Registered Public Accounting Firm

        The Board of Directors has appointed Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009. Deloitte & Touche LLP has no relationship with the Company other than that arising from its engagement as independent registered public accounting firm. See "Relationship with Independent Registered Public Accounting Firm" below. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2009.

 3.    Nonbinding shareholder approval of executive compensation

        In February 2009, Congress enacted the American Recovery and Reinvestment Act of 2009 (ARRA). The ARRA imposes a number of requirements on financial institutions, such as CoBiz, that received an investment under the Capital Purchase Program of the United States Treasury's Troubled Asset Relief Program (TARP). One of the requirements is that at each annual meeting of shareholders during the period in which any obligation arising from TARP financial assistance remains outstanding TARP recipients shall permit a separate nonbinding "say on pay" shareholder vote to approve the compensation of executives.

        This proposal gives you as a shareholder the opportunity to vote for or against the following resolution:

  "RESOLVED, that the shareholders of CoBiz Financial Inc. (the "Company") approve the compensation of the Company's executives named in the Summary Compensation Table of the Company's Proxy Statement for the 2009 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the Executive Compensation tables and the related disclosure contained in the Proxy Statement."

        Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

        Shareholders are encouraged to carefully review the "Compensation Discussion and Analysis" section of this proxy statement for a detailed discussion of the Company's executive compensation program.

        Our overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement. Our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders, as described in the Compensation Discussion and Analysis. The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and continually monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with shareholder interests.

        Our Board and our Compensation Committee believe that our commitment to these responsible compensation practices justifies a vote by shareholders FOR the resolution approving the compensation of our executives as disclosed in this proxy statement.

The Board of Directors recommends a vote FOR the resolution approving the compensation of executives.

4.     The proposed amendment to the CoBiz Inc. Employee Stock Purchase Plan to increase the number of shares authorized under the Plan to 900,000 shares and rename the plan the "CoBiz Financial Inc. Employee Stock Purchase Plan".

        On March 19, 2009, our Board of Directors approved an amendment to the CoBiz Inc. Employee Stock Purchase Plan (the "Plan") and approved the submission of such amendment to our shareholders for approval. The proposed amendment, subject to shareholder approval, would increase the number of shares of common stock available for awards under the Plan from 450,000 to 900,000. In addition, each reference in the Plan to "CoBiz Inc." (including without limitation, the reference in the title of the Plan itself) would be amended by replacing the reference with "CoBiz Financial Inc.".

History of the Plan

        At the May 17, 2000 Annual Meeting, the shareholders approved the Colorado Business Bankshares, Inc. 2000 Employee Stock Purchase Plan adopted by the Board of Directors on January 19, 2000. The ESPP was restated in its entirety effective January 1, 2006, to be known as the CoBiz Inc.Employee Stock Purchase Plan.

        Originally, a total of 200,000 shares of our common stock were authorized for issuance under the Plan. That amount was subsequently adjusted to 450,000 as a result of transactions described in Section 11.01 of the Plan that were consummated by CoBiz after the adoption date and prior to January 1, 2006. As of December 31, 2008, 413,507 shares were issued under the Plan, and 36,493 shares remain available for future awards under the Plan, or approximately 8.1% of total shares originally reserved. The remaining shares available for future awards under the Plan are insufficient to meet our long-term incentive needs. The proposed Plan Amendment therefore provides for an additional 450,000 shares, for a total of 900,000 shares available for awards to be made under the Plan. The Company estimates that these additional shares will be sufficient to make awards under the Plan for the next 3 to 4 years.

        The Company believes that its future success depends heavily on its ability to attract, motivate and retain the highest caliber employees. Equity is a key component of CoBiz's total compensation package and closely aligns employees' interests with those of the Company's shareholders. Our Board of Directors and the Compensation Committee of our Board of Directors believe that maintaining the Plan is in the best interests of the Company and our shareholders because it will permit us to attract and retain employees by providing them with appropriate equity incentives.

Summary of the Plan

        The following summary of the Plan is qualified in its entirety by the specific language of the Plan and the Plan Amendment, copies of which are attached to this Proxy Statement as Appendix A.

Purpose

        The purpose of the Plan is to provide employees of the Company and employees of certain of its related companies with the opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of common stock, and, thus, develop a stronger incentive to work for the continued success of the Company.

Administration

        The Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as they may deem appropriate.

Participants

        All full-time employees of the Company and its subsidiaries owning less than 5% of the outstanding stock of the Company will be eligible to participate in the Plan. As of February 28, 2009, the Company and all of its subsidiaries had approximately 535 full time equivalent employees.

Non-transferability

        The right to purchase Common Stock under the Plan may not be transferred, except under certain limited circumstances. In addition, shares of Common Stock purchased pursuant to the Plan will not be transferable, except under certain limited circumstances.

Amendment and Termination

        The Board of Directors may amend or discontinue the Plan at any time, provided, however, that no amendment or discontinuation of the Plan, shall, without shareholder approval, be made that: (i) absent such shareholder approval, would cause Rule 16(b)-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to become unavailable with respect to the Plan, (ii) require shareholder approval under any rules or regulations of the Financial Industry Regulatory Authority or of any securities exchange that are applicable to the Company, or (iii) permit the issuance of Common Stock before payment thereof in full.

        The Plan shall automatically terminate when all of the 900,000 shares that have been authorized to be sold under the Plan, have been sold.

Effective Date

        The Plan Amendment was approved by the Board of Directors on March 19, 2009 and must be approved by the shareholders of the Company within 12 months thereof.

Certain Federal Income Tax Consequences

        The Plan is intended to qualify as an employee stock purchase plan within the meaning of Code Section 423. The Plan is not qualified under Code Section 401(a).

        Participants will not have any taxable income in connection with the acquisition of shares under the Plan at the time they are acquired. Participants will have taxable income at the time they subsequently dispose of the shares. With some limited exceptions, the term disposition means a sale, exchange, gift or transfer of legal title. Consequently, even a gift to a member of the participants family (other than by death, bequests, or inheritance) is treated as a disposition.

        When a participant disposes of the shares, they generally will have to report a combination of compensation income and capital gain or loss. Under current federal law, the amount of taxes owed on net capital gain income generally depends on two factors: a participant's individual tax bracket and the length of time they have held the shares.

        The length of time a participant holds shares before selling them determines the character of the gain or loss. If a participant disposes of shares within one year after acquisition of those shares, the difference between the fair market value of the shares on the date acquired and the price actually paid for the shares will be taxable as compensation income subject to the ordinary income rates in the year of disposition. The compensation income included in gross income will be added to the basis for those shares. Any difference between this new basis and the sale price of the shares will be treated as either short-term capital gain or loss, as the case may be.

        If a participant disposes of shares more than one year after the acquisition of those shares, the compensation portion of the gain, which is taxed as ordinary income, is the lesser of:

  •
  the actual gain on the sale;

  •
  or the difference between the fair market value of the shares on the first business day of the purchase period during which the shares were purchased and the actual purchase price for the shares.

        The remaining portion of the gain, if any, is long-term capital gain subject to the capital gain tax rules discussed above.

        When a participant realizes compensation income for any of the reasons described above, the amount of that income plus the amount participant actually paid for the shares becomes the basis for those shares for the purpose of determining a capital gain or loss on a sale or exchange of the shares or for determining the tax basis of the shares of any transferee.

        Capital losses are deductible in full against capital gains. Additionally, a portion of capital losses in excess of capital gains are deductible against ordinary income. Capital losses may be carried forward to subsequent years if not currently deductible.

        The Company generally will not be entitled to any income tax deduction when shares are transferred to an employee under the Plan or when the employee later disposes of those shares. However, if a later disposition of the shares is made within one year after the shares are acquired, or within two years after the first day of the purchase period during which the shares are acquired, the company will be entitled to an income tax deduction in the year of the disposition in an amount equal to the amount of compensation income recognized by the employee as a result of the disposition.

Vote Required

        Approval of this proposal requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this proposal at the annual meeting. The number of such affirmative votes must be at least a majority of the required quorum for the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COBIZ INC. EMPLOYEE STOCK PURCHASE PLAN

 5.    Shareholder Proposal Regarding Advisory Vote on Executive Compensation

        Mr. Gerald R. Armstrong, whose address and telephone number are 910 Sixteenth Street, No. 412, Denver, Colorado 80202-2917, (303) 355-1199, and who is the beneficial owner of 3,937 shares of the Company's Common Stock, has informed the Company that he intends to present a proposal for consideration at the Annual Meeting. The proposal and supporting statement of Mr. Armstrong are set forth verbatim below.

RESOLUTION

        That the shareholders of COBIZ FINANCIAL INC. request its Board to adopt a policy that provides shareholders the opportunity at each annual meeting to vote on an advisory resolution, prepared by management, to ratify the compensation of named executive officers listed in the proxy statement's Summary Compensation Table. The proposal submitted to shareholders should clearly state that the vote is non-binding and would not affect any compensation paid or awarded to any named executive officer.

STATEMENT

        As a shareholder, I am concerned about the levels of compensation afforded our top management at times when these people were possibly only in the "right place" at the "right time" rather than building a greater base for profitable and on-going customer relationships.

        The following table summarizes increases in compensation by our executives:

	2007	2006	2003
Steven Bangert	$1,045,700	$821,771	$551,088
Jonathan C. Lorenz	742,226	583,690	387,462
Richard Dalton	547,427	494,793	298,006
Lyne C. Andrich	529,847	380,313	140,121
Robert B. Ostertag	372,901	406,764	NL

        It is apparent that compensation has nearly doubled in the five year period shown but there is no guarantee that the compensation was paid for work of lasting value. As this proposal is being prepared, the proponent has only the report of the first three quarters of 2008 which shows significant declines in earnings per share and net income, higher percentages of total assets being reports as "non-performing," and a greatly reduced market price has followed a reduction in the return on shareholders' equity.

        Our board does not have an independent chairman and nearly all board members are without the experience of having served on other boards. "TIME IS THE TEST OF VALUE" and compensation increases cannot be justified in these times.

        Mushrooming compensation is a great concern of shareholders. The Council of Institutional Investors recommends timely adoption of shareholder proposals on this subject. "There is no doubt that executive compensation lies at the room of the current fiscal crisis:" wrote Paul Hodgson of The Corporate Library. Shareholders at Wachovia and Merrill Lynch did not support "Say on Pay" proposals in 2008 and now these shareholders have a lot less to say!

        An advisory vote establishes an annual referendum process for shareholders about executive pay. This can provide directors and management with useful information about shareholder views on executive compensation.

        AFLAC submitted an Advisory Vote in its 2008 proxy statement where 93% voted in favor which confirms strong support for good disclosure and reasonable compensation. In 2008, Senators Obama and McCain supported this, too.

        If you agree, please vote "FOR" this proposal.

The Board of Directors recommends a vote "AGAINST" Item 5. for the following reasons:

        In February 2009, Congress enacted the American Recovery and Reinvestment Act of 2009 (the "ARRA"). The ARRA imposes a number of requirements on financial institutions, such as CoBiz, that received an investment under the Capital Purchase Program of the United States Treasury's Troubled Asset Relief Program ("TARP") authorized by the Emergency Economic Stabilization Act of 2008. One of the requirements is that, at each annual meeting of shareholders during the period in which any obligation arising from TARP financial assistance remains outstanding, TARP recipients shall permit a separate nonbinding "say on pay" shareholder vote to approve the compensation of executives, which is described in accordance with the compensation disclosure rules of the SEC and includes the Compensation Discussion and Analysis, the Executive Compensation tables and related disclosure contained in this proxy statement.

        In accordance with the ARRA, CoBiz has included a shareholder vote on executive compensation as Item 3 in this proxy statement. Because Item 3 provides a current opportunity for shareholders to vote on the compensation of executive officers presented in this proxy statement, CoBiz believes that the proposal is unnecessary.

        For these reasons, the Board of Directors opposes the advisory vote requested in the proposal.

MEETINGS OF THE BOARD AND COMMITTEES

        The Board of Directors conducts its business through meetings of the Board and the following standing committees: Executive, Audit, Governance and Nominating and Compensation. The standing committees regularly report on their activities and actions to the full Board. Each of the standing committees has the authority to engage outside experts, advisors and counsel to the extent it considers appropriate to assist the committee in its work. With the exception of the Executive Committee, each of the standing committees has adopted and operates under a written charter.

        The Company maintains an Internet website located at www.cobizfinancial.com on which, among other things, the Company makes available, free of charge, various reports that it files with or furnishes to the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. These reports are made available as soon as reasonably practicable after they are filed with or furnished to the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. Additional information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Company has also made available on its website its Corporate Governance Guidelines and its Code of Conduct and Ethics, as well as the charters for its Audit Committee, Governance and Nominating Committee and Compensation Committee. To access these materials, visit the Company's website at www.cobizfinancial.com and select "Investor Relations," then select "Corporate Governance," and then select the name of the document you wish to view. The content on any website referred to in this filing is not incorporated by reference into this filing unless expressly noted otherwise.

        The Board of Directors held seven meetings during fiscal year 2008. Each incumbent director attended at least 75% of the total meetings of the Board and Board committees on which the director served during the fiscal year.

        The following table reflects the current membership of each Board committee:

Committee Membership
Name	Executive	Audit	Governance & Nominating	Compensation
Steven Bangert	X
Michael B. Burgamy	X	X
Morgan Gust				Chair
Thomas M. Longust			Chair
Jonathan C. Lorenz	X
Evan Makovsky
Harold F. Mosanko
Douglas L. Polson			X
Mary K. Rhinehart		X
Noel N. Rothman				X
Timothy J. Travis				X
Mary Beth Vitale		Chair
Mary M. White			X

Executive Committee

        The Executive Committee is authorized to exercise certain of the powers of the Board of Directors, subject to ratification by the full Board of Directors, and meets as needed, usually in situations where it is not feasible to take action by the full Board of Directors. The Executive Committee did not meet in 2008.

Audit Committee

        The Audit Committee operates pursuant to a written charter adopted by the Company's Board of Directors. The Audit Committee has the responsibility to:

  •
  Oversee the accounting and financial reporting processes of the Company and the internal and external audit of the Company's financial statements;

  •
  Oversee the implementation of the system of internal control over financial reporting that management has established;

  •
  Appoint, compensate and oversee the work of any independent registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services and resolve any disagreement between management and the auditor regarding financial reporting;

  •
  Provide an avenue for communication between internal audit, the independent registered public accounting firm, financial management and the Board;

  •
  Consider and preapprove any audit and non-audit services proposed to be provided by the independent registered public accounting firm;

  •
  Review and approve related party transactions in accordance with SEC rules; and

  •
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

        The Audit Committee consists of three members, Mr. Burgamy, Ms. Rhinehart and Ms. Vitale, all of whom are "independent" under the NASDAQ listing standards currently in effect. The Board of

Directors has designated Ms. Rhinehart and Ms. Vitale each as an "audit committee financial expert" within the meaning of the applicable SEC rules. The Board of Directors has determined that the Audit Committee members do not have any relationship to the Company that may interfere with the exercise of independent judgment in carrying out their responsibilities. None of the Audit Committee members are current officers or employees of the Company or its affiliates. The Audit Committee held nine regular, and one telephonic meeting in 2008. The Audit Committee met in private session with our independent registered public accounting firm and alone in executive session without members of management present. Annually, the Audit Committee will meet privately with the Chief Financial Officer (CFO) and the Director of Internal Audit of the Company.

Governance and Nominating Committee

        The Governance and Nominating Committee operates pursuant to a written charter adopted by the Company's Board of Directors. The Governance and Nominating Committee has the responsibility to:

  •
  Identify individuals qualified to become Board members and recommend to the Board the director nominees for the next annual meeting of shareholders;

  •
  Develop and recommend to the Board qualifications for the selection of individuals to be considered as candidates for election to the Board;

  •
  Recommend to the Board director candidates for each committee for appointment by the Board;

  •
  Lead the Board in its annual review of the Board's performance; and

  •
  Lead the Company in shaping the Company's corporate governance policies and practices and code of conduct and ethics and monitor compliance with those policies and practices.

        When evaluating whether an incumbent director should be nominated for reelection, the Governance and Nominating Committee reviews the director's overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance. When searching for new director candidates, the Governance and Nominating Committee canvasses its network of professional contacts to compile a list of potential candidates and may also engage a professional search firm if it deems appropriate. The Governance and Nominating Committee then meets to discuss and consider each candidate's qualifications and selects by majority vote a nominee to recommend to the full Board. The Governance and Nominating Committee will consider individuals recommended by a shareholder of the Company to serve on the Board. For a description of the procedures for nominating a candidate to the Board and the minimum qualifications for Board membership, please see "Shareholder Recommendations of Director Nominees" below.

        Each member of the Governance and Nominating Committee must meet the independence requirements of the NASDAQ listing standards and any other applicable laws, rules and regulations governing independence, as determined by the Board. The Governance and Nominating Committee currently consists of Messrs. Longust and Polson, and Ms. White, each of whom is "independent" under the NASDAQ listing standards currently in effect. At the end of Mr. Longust's term in May 2009, the Company intends to appoint Mr. Burgamy to the Governance and Nominating Committee.

        The Governance and Nominating Committee held five meetings in 2008. During the meetings, the Committee held an executive session without members of management present.

Compensation Committee

        The Compensation Committee operates pursuant to a written charter adopted by the Company's Board of Directors. The Compensation Committee assists the Board in the discharge of its responsibilities relating to compensation of the executives and other key employees of the Company, and in connection with administering the Company's employee benefit plans. The Compensation Committee has responsibility to:

  •
  Review and approve the Company's executive compensation philosophy;

  •
  Review and approve the executive compensation programs, plans and awards;

  •
  Administer the Company's bonus, stock-based and other incentive plans;

  •
  Evaluate the performance of the CEO and other key executives and recommend appropriate compensation levels;

  •
  Review with management the Compensation Discussion & Analysis (or "CD&A") and Compensation Committee Report to be included in the Company's proxy statement and recommend to the Board that the CD&A be included in the proxy statement;

  •
  Review and approve general employee pension benefit plans of the Company and other benefit plans on an as-needed basis; and

  •
  During the period of the Company's participation in the U.S. Treasury's Troubled Asset Relief Program / Capital Purchase Program, take necessary actions to comply with any applicable laws, rules and regulations related to the executive compensation requirements of the program.

        The Compensation Committee is comprised of Messrs. Gust, Rothman and Travis, each of whom is not an employee of the Company, is independent under the NASDAQ listing standards currently in effect and is an "outside director" within the meaning of section 162(m) of the Internal Revenue Service Code (Code).

        The Compensation Committee held six meetings in 2008. During several meetings, the Compensation Committee held an executive session without members of management present.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was at any time during 2008, or at any other time, an officer or employee of the Company or any of its subsidiaries. Furthermore, no executive officer of the Company served on the compensation committee (or other Board committee performing equivalent functions) or as a director of any other entity that had an executive officer who served as a director or on the Compensation Committee of the Company.

        The Bank has invested or committed to invest in several licensed Small Business Investment Companies (SBICs) in which certain directors (including Messrs. Rothman and Travis, who are members of the Compensation Committee) and executive officers of the Company also own interests. These investments and the interests of the directors and executive officers in the SBICs are described below.

        In July 1997, the Bank committed to purchase up to $500,000 of limited partnership interests in Prairie Capital Mezzanine Fund, L.P. (Prairie Capital), an investment fund that makes subordinated debt and preferred stock investments in a wide variety of small businesses throughout the United States. Prairie Capital is licensed as a SBIC. As of December 31, 2008, the Bank's aggregate investment in Prairie Capital was $450,000, and the Bank was subject to additional capital calls of up to $50,000. Mr. Bangert and Namtor Denver Property LLC (Namtor), an entity controlled by Mr. Rothman, have made individual capital commitments to Prairie Capital in amounts of $2,000,000 and $1,500,000, respectively, and own interests in Prairie Capital proportionate to their capital commitments. Mr. Bangert is a member of the Advisory Board of Prairie Capital. The general partner of Prairie Capital has agreed to make certain payments to the Bank, Mr. Bangert and Namtor (pro rata, in proportion to their respective investments in Prairie Capital) following the liquidation of Prairie Capital in the event that they do not realize an internal rate of return of at least 25% on their respective investments.

        In addition, the Bank has committed $1,000,000 to a second fund, Prairie Capital Mezzanine Fund II, L.P. (Prairie Capital II). As of December 31, 2008, the Bank's aggregate investment in Prairie Capital II was $900,000, and the Bank was subject to additional capital calls of up to $100,000. Messrs. Bangert, Rothman and Burgamy have capital commitments to Prairie Capital II in amounts of $2,000,000, $285,000 and $500,000, respectively, and own interests in Prairie Capital II proportionate to their capital commitments. The general partner of Prairie Capital II has not made any guarantees regarding the financial returns of this fund. Mr. Bangert is a member of the Advisory Board of Prairie Capital II.

        The Bank has also committed $1,000,000 to a third fund, Prairie Capital Mezzanine Fund III, L.P. (Prairie Capital III). As of December 31, 2008, the Bank's aggregate investment in Prairie Capital III was $850,000, and the Bank was subject to additional capital calls of up to $150,000 in Prairie Capital III. Messrs. Bangert, Rothman and Burgamy have capital commitments to Prairie Capital III in amounts of $ 2,000,000, $1,500,000 and $500,000, respectively, and own interests in Prairie Capital III proportionate to their capital commitments. The general partner of Prairie Capital III has not made any guarantees regarding the financial returns of this fund. Mr. Bangert is a member of the Advisory Board of Prairie Capital III.

        The Bank has committed $7,500,000 to GMB Mezzanine Capital, L.P. (GMB Mezz Fund). As of December 31, 2008, the Bank's aggregate investment in the GMB Mezz Fund was $5,620,000, and the Bank was subject to additional capital calls of up to $1,880,000 in the fund. The GMB Mezz Fund Partnership Agreement stipulates that unused capital calls returned to partners can be subject to recall at a later date which would increase the amount of additional capital calls the Bank is subject to. The GMB Mezz Fund's general partner is Lakeside Capital Partners, LLC (Lakeside Capital). The Company advanced start-up funding to Lakeside Capital while it was forming and marketing the GMB Mezz Fund. In return, Lakeside Capital granted naming rights of the fund to CoBiz and agreed to allocate a portion of their carried-interest in the GMB Mezz Fund to the Company. The following directors have also made capital commitments to the GMB Mezz Fund, as indicated, and own interests proportionate to their capital commitments: Mr. Bangert—$2,500,000; Mr. Burgamy—$500,000; Mr. Lorenz—$200,000; Mr. Mosanko—$100,000; Mr. Rothman—$2,000,000; and Mr. Travis—$500,000. Mr. Bangert is also a member of the Advisory Board of GMB Mezz Fund.

Lead Independent Director

        Mr. Burgamy currently serves as the lead independent director of the Board of Directors. He was initially elected to such position by the independent members of the Board of Directors at the May 2006 annual organization meeting of the Board of Directors to serve in such position by the independent members of the Board. The lead independent director position will continue to be reviewed annually at the annual organization meeting of the Board of Directors. The lead independent director chairs the executive session portion of each meeting of the Board of Directors, during which management is not present, and serves as the primary liaison between the independent members of the Board of Directors and the Company's CEO.

Director Training

        Ms. Vitale, Chair of the Audit Committee, completed various training sessions in 2008, including the Institutional Shareholder Services (ISS) accredited director education program "Bank Director Audit Committee Conference" in June 2008 and KPMG's Audit Committee Institute "Audit Committee Institute Roundtables" presented in both the spring and fall of 2008. Mr. Burgamy also attended the KPMG Audit Committee Roundtables.

 Compensation of Directors

        Each director who is not an employee, but serves in the roles described below, receives the following:

  •
  $12,000 annual retainer fee for Board service

  •
  $10,000 annual retainer for Audit Committee chair

  •
  $5,000 annual retainer for Audit Committee members (excluding chair)

  •
  $5,000 annual retainer for Compensation Committee chair

  •
  $5,000 annual retainer for Governance and Nominating Committee chair

  •
  $7,500 annual retainer for Lead Independent Director

  •
  $1,000 for each Board or Committee meeting they attend, with the exception of Audit Committee, whose members receive $1,250 for each meeting they attend

  •
  $250 for any telephonic meeting of one-half hour or more

        In addition, during 2008 each incumbent director who was not an officer of the Company received options to purchase 1,000 shares of common stock for $11.26 per share, the closing market price of the stock on the date of grant. Furthermore, any director who is not an employee of the Company who also served on the Bank's Board of Directors received an option to purchase an additional 500 shares of common stock for $11.26 per share, the closing market price of the stock on the date of grant, and was paid an annual retainer fee of $6,000, as well as a fee of $1,000 for each meeting of the Bank's Board they attended. Directors of the Company who are employees do not receive additional compensation for their services as directors or committee members.

        No director received perquisites or personal benefits in 2008 in excess of $10,000.

        The following table shows the compensation of the members of our Board of Directors during fiscal year 2008.

Name(1)	Fees earned or paid in cash ($)	Option awards ($)(2)	All other compensation ($)(3)	Total ($)
Michael B. Burgamy	$42,250	$2,947	$19,473	$64,670
Jerry W. Chapman(4)	$8,500	$—	$—	$8,500
Morgan Gust	$32,500	$2,947	$—	$35,447
Thomas M. Longust	$35,500	$2,947	$—	$38,447
Evan Makovsky	$18,250	$2,947	$18,473	$39,670
Harold Mosanko	$18,250	$2,947	$19,473	$40,670
Douglas L. Polson(5)	$12,234	$2,009	$—	$14,243
Mary K. Rhinehart(5)	$17,477	$2,009	$—	$19,486
Noel N. Rothman	$23,500	$2,947	$—	$26,447
Timothy J. Travis	$23,500	$2,947	$—	$26,447
Mary Beth Vitale	$39,750	$2,947	$—	$42,697
Mary M. White	$23,000	$2,947	$—	$25,947

(1)
Steven Bangert, our CEO and Jonathan C. Lorenz, Vice-Chairman and CEO of the Bank, are not included in this table because they are employees of CoBiz and thus received no additional compensation for their service as directors. The compensation they received as employees of CoBiz is shown in the Summary Compensation Table.

(2)
The amounts in this column are calculated based on Statement of Financial Accounting Standard No. 123(R), Share Based Payment (SFAS 123R) and equal the financial statement compensation expense as reported in our 2008 consolidated statement of income for the fiscal year. Under SFAS 123R, a pro-rata portion of the total expense at time of grant is recognized over the applicable service period generally corresponding with the vesting schedule of the grant. The initial expense is based on the fair value of the stock option grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 14 to our consolidated financial statements included in our 2008 Annual Report and Form 10-K. The full grant date SFAS 123R value of all director option awards granted in 2008 was $2,947 per grant based on the closing price per share of CoBiz Common Stock of $11.26 on May 14, 2008.

        The directors held options as of December 31, 2008, as follows:

Name	Aggregate number of option awards outstanding at F-YE (#)
Michael B. Burgamy	6,000
Jerry W. Chapman(4)	2,185
Morgan Gust	3,000
Thomas M. Longust	8,665
Evan Makovsky	13,617
Harold Mosanko	7,582
Douglas L. Polson(5)	734
Mary K. Rhinehart(5)	734
Noel N. Rothman	8,665
Timothy J. Travis	18,409
Mary Beth Vitale	4,000
Mary M. White	4,000
(3)
All other compensation represents fees paid for service on the Bank's Board of Directors and includes the full grant date SFAS 123R value of $1,473 for the 500 additional options granted in 2008 based on the closing price per share of CoBiz Common Stock of $11.26 on May 14, 2008. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 14 to our consolidated financial statements included in our 2008 Annual Report and Form 10-K.

(4)
Outgoing board member effective May 14, 2008.

(5)
Elected to the Board of Directors August 19, 2008. Compensation reflects prorated retainer fees and option awards from the election and meetings fees earned after that date.

MANAGEMENT

Executive Officers

        Information regarding executive officers of the Company is set forth below. Biographical information for Mr. Bangert is set forth above under "Election of Directors."

Name:	Jonathan C. Lorenz
Age:	57
CoBiz board committee:	Executive Committee
Principal occupation and recent business experience:	Mr. Lorenz has served as CEO of the Company's banking franchise composed of Colorado Business Bank and Arizona Business Bank since 1995. From June 1993 to March 1995, Mr. Lorenz pursued various business investment opportunities, including the formation of First Western Growth Fund, a small business investment company. Mr. Lorenz was employed by Colorado National Bank (CNB) in various capacities from September 1976 to June 1993. His last position with CNB was Senior Vice President and Manager of Corporate Banking. He holds a B.A. degree in political science and an M.B.A. from the University of Colorado.
Other directorships:	Mr. Lorenz serves as Vice Chairman and CEO of the Bank. In addition, he is a director of GMB which is a direct subsidiary of the Company.
Name:	Bruce N. Callow
Age:	63
Officer since:	January 2009
Principal occupation and recent business experience:	Mr. Callow has served as the Executive Vice President and Director of Wealth Management of the Company since January 2009. Previously he served as Executive Vice President, Private Bank and Institutional Trust Services at Fifth Third Bank, Chicago. In addition, he previously served in senior management positions at LaSalle/ABN AMRO Bank and Northern Trust Co. Mr. Callow has a J.D. degree from DePaul University College of Law; and a B.S. from Loyola University, Chicago, IL.
Other directorships:	None

Name:	Richard J. Dalton
Age:	52
Officer since:	January 1997
Principal occupation and recent business experience:	Mr. Dalton has served as the President of the Company since May 2003. From January 1997 to May 2003, Mr. Dalton served as Executive Vice President and CFO of the Company. From August 1992 to January 1998, Mr. Dalton was the Vice President of Western Capital. From August 1992 to June 1996, Mr. Dalton served as the President and CEO of River Valley Bank—Texas. He holds a B.S. degree in business administration from the University of Southern Colorado and an M.B.A. from the University of Colorado.
Other directorships:	Mr. Dalton is also a director of ACMG, a subsidiary of the Company.
Name:	Lyne B. Andrich
Age:	42
Officer since:	May 1997
Principal occupation and recent business experience:	Ms. Andrich has served as Executive Vice President and CFO of the Company since May 2003. Ms. Andrich served as Controller of the Company from May 1997 until May 2003. From November 1995 to May 1997, Ms. Andrich was a regional reporting manager for Key Bank of the Rocky Mountains. From June 1989 to November 1995, Ms. Andrich held several positions with Bank One, Colorado, including Assistant Controller, Financial Reporting Manager and internal auditor. She holds a B.S. degree in accounting from the University of Florida and is a Certified Public Accountant.
Other directorships:	Ms. Andrich is also a director of Wagner, FDL and CoBiz Insurance, Inc., which are direct subsidiaries of the Company.
Name:	Robert B. Ostertag
Age:	48
Officer since:	January 1996
Principal occupation and recent business experience:	Mr. Ostertag has served as Executive Vice President and Chief Credit Officer of the Bank since May 2003. From June 2001 to May 2003, he held the position of Senior Vice President and Senior Credit Officer. Prior to June 2001, Mr. Ostertag was the Senior Vice President and Commercial Lending Manager of the downtown bank. Before joining the Company, Mr. Ostertag worked for Bank One, Denver for twelve years as Vice President and Commercial Relationship Manager, and last served as Vice President and Business Banking Group Manager for the northern half of the Denver-Metro area. Mr. Ostertag graduated with a double major in Finance and General Business from Colorado State University, Fort Collins, Colorado in 1983.
Other directorships:	None

EXECUTIVE COMPENSATION

        This section describes the Company's compensation philosophy, policies and programs and the compensation paid during 2008 to the Company's principal executive officer (i.e., our CEO) and principal financial officer (i.e., our CFO) and the three other executive officers of the Company having the highest total compensation. We refer to these five individuals throughout the proxy statement as the "Named Executive Officers" or "NEOs.

Compensation Discussion and Analysis

TARP Compensation Standards

        On December 19, 2008, CoBiz became a participant in the U.S. Treasury's (Treasury) Troubled Asset Relief Program /Capital Purchase Program (CPP) when the Treasury purchased preferred stock issued by the Company. As a result, we are required to comply with a number of executive compensation standards during the period of time in which the Treasury holds an equity position in the Company.

        Initially, there were four standards, which applied to our CEO, CFO and the three next highest paid executive officers (our Senior Executive Officers, "SEOs" or "SEO" individually). These standards were in effect as of the end of 2008 and consisted of the following:

  •
  Limit on severance.  We were required to limit payments on any SEOs involuntary separation by reference to his or her historic compensation.

  •
  Clawback.  We are required to be able to recover bonuses, retention awards and incentive compensation paid to SEOs if they were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria (whether or not the executive was at fault, any misconduct occurred, or the financial statements were restated).

  •
  No unnecessary and excessive risk.  Our Compensation Committee was required to review our senior executive officer compensation programs with our senior risk officers and certify that the Company has made reasonable efforts to ensure that the incentive compensation arrangements do not encourage unnecessary and excessive risks that threaten our value. The Committee's certification relating to this review is contained in the Compensation Committee Report that follows this CD&A.

  •
  Limited deductible compensation.  We are prohibited from taking a tax deduction for annual compensation over $500,000.

        Each of our NEOs has agreed that their separation entitlements and bonuses, retention awards and other incentive compensation will comply with these standards.

        On February 17, 2009, the America Reinvestment and Recovery Act of 2009 (ARRA) required the Treasury to enact additional compensation standards. These standards will extend beyond our Senior Executive Officers and apply to up to the twenty next most highly-compensated employees so long as the preferred stock issued to the Treasury remains outstanding. Under ARRA, the compensation standards are required to include the following:

  •
  Prohibition on severance.  The ARRA standards will prohibit any severance payments to our Senior Executive Officers and the next five most highly-compensated employees for departure from the Company for any reason, other than payments for services performed or benefits accrued.

  •
  Prohibition on bonuses, retention awards, and other incentive compensation.  The ARRA standards will prevent us from paying or accruing any bonus, retention award or incentive compensation to any Senior Executive Officer subject to certain exemptions. The exceptions are limited, although we will be permitted to award long-term restricted stock that has a value not exceeding one-third of the employee's total annual compensation, so long as such restricted stock does not fully vest during the period CoBiz participates in TARP.

  •
  Stricter clawback.  The ARRA standards will extend this recovery requirement to the next twenty most highly compensated employees in addition to the Senior Executive Officers.

  •
  Prohibition on compensation plans that "encourage" earnings manipulation.  ARRA prohibits participating companies from implementing any compensation plan that would encourage manipulation of the reported earnings of the Company in order to enhance the compensation of any of its employees.

        At this time, the compensation standards under ARRA have not yet been developed. However, we expect that the standards will require a substantial alteration to our compensation program. The impact of ARRA on the retention of our existing, and recruitment of future, senior officers cannot be assessed at this time but is expected to negatively impact both recruitment and retention of experienced qualified executives.

Compensation Philosophy

        The general compensation philosophy of the Company is to provide executive compensation that allows the Company to recruit, retain and motivate a highly qualified management team that formulates and implements the Company's business strategies that ultimately lead to enhancing long-term shareholder value. To achieve this objective, the Company's compensation plan includes a combination of base salary and annual incentive compensation to reward short-term performance, and supplemental executive retirement benefits and the grant of stock options and restricted stock (both of which vest over time) to encourage retention and long-term performance.

Independent Consultant and Peer Group Analysis

        Annually, the Compensation Committee reviews the total compensation structure for the CEO and other NEOs. The Compensation Committee has the authority to retain outside consultants or advisors to assist in their analysis of competitive market data for comparable executive positions. In the past, the Compensation Committee has used the services of Denver Management Advisors LLC (DMA) for independent advice on executive compensation matters. The Compensation Committee again engaged the services of DMA in January 2008 to review some of the Company's overall equity incentive programs, as well as the compensation levels for the top executive positions. In its report, presented partly in writing and partly orally, DMA discussed compensation data for the top executive positions of thirty-four, publicly traded, regional banks with assets between $1 billion and $3 billion. In addition, in its annual competitive market analysis, the Compensation Committee considered general compensation levels paid by banking and financial services organizations with assets of $1 billion to $5 billion, as reported by SNL Securities. Other SNL-compiled data on executive compensation of other similar sized banks and thrifts by geographic region was considered as well as more detailed information on: Guaranty Bancorp, United Western Bancorp, Inc., First State Bancorporation, Western Alliance Bancorporation and Cascade Bancorp. The Compensation Committee considered the differences, as well as similarities in business models of these specific peers in its evaluation of the appropriateness and adequacy of the Company's compensation structure for its top executive officers.

Components of our Compensation Program:

        The following discussion should be read with the understanding that during the period in which any obligation arising from TARP financial assistance remains outstanding, the Company will not be required to make any award under its Annual Incentive Compensation Plan or Equity Award Programs

to the extent such award would be in violation of the ARRA restrictions. See TARP Compensation Standards above.

        Base Salary.    The Company believes that competitive base salaries are necessary to attract and retain high performing executive officers. Generally, base salary is revised and adjusted once each year near the beginning of the year. The CEO conducts annual performance reviews for all NEOs, excluding himself. The performance reviews take into account individual performance, experience, unique contributions to the Company and the Company's need for certain types of expertise. The Compensation Committee considers its members' and the CEO's evaluation of both company and individual performance, the CEO's salary recommendations and competitive market data in determining appropriate base salary.

        With respect to the base salary of the Company's CEO, all of the members of the Compensation Committee discuss the CEO's and the Company's performance at one or more Compensation Committee meetings and then advise the CEO of the results of this review. As with all the NEO's, this performance review of the CEO is generally based on both objective and subjective criteria, with a subjective analysis of all matters considered relevant by the Compensation Committee being the determining factor in ultimately fixing compensation. Objectively, the Compensation Committee looks at the performance of the Company with particular emphasis on performance compared to budget for earnings. The Compensation Committee also considers, among other things, loan and deposit growth, efficiency ratio, and earnings from the fee based businesses (i.e., all of our businesses other than the Bank). Of these criteria, none has a specific performance objective for which a set bonus payout amount or base salary increase has been mandated. None of these criteria are binding on the Compensation Committee in reaching its determination on either the base salary or the bonus to be awarded to the CEO. In its subjective analysis the Compensation Committee considers the accomplishment of strategic objectives such as growth and loan performance, reputation of the Company and the CEO, integrity and honesty, interaction of the CEO with employees and the Board, development of management, the availability of funds and all other matters which any member of the Compensation Committee wants to consider or discuss regarding their perception of the performance of the CEO.

        The NEOs' base salaries for 2008 were reviewed by the Compensation Committee near the beginning of the calendar year 2008. All of the NEOs received a base salary increase at the beginning of 2008. In making these decisions regarding base salaries, the Compensation Committee reviewed individual performance assessments and recommendations from our CEO, as well as peer group comparisons from survey data for other financial services companies. In addition, the Compensation Committee factored in an inherently subjective assessment of the comparative contributions of the executive personnel to the Company's continued financial and operating success.

        The Committee has conducted its annual review of NEOs base salaries for 2009 and determined that no increase in the base salary will be awarded for 2009 as will be more fully discussed in the 2010 Proxy Statement.

        Annual Incentive Compensation Plan.    The Company's philosophy is that incentive pay should generally constitute a meaningful component of total direct compensation. Annual cash bonus is intended to reward short-term performance and to be competitive with comparable executive positions in other companies.

        For the NEOs, the Compensation Committee initially targets potential cash incentive bonus at 60% of base salary based on meeting or exceeding budgeted diluted earnings per share growth. However, as discussed above, this target or stretch goal is not determinative of the bonus paid and is only one component of the totality of the circumstances which the Compensation Committee considers. In addition, the Compensation Committee subjectively considers such things as shareholder returns, asset quality, level of executive responsibility, other compensation received by the executive, individual operating units' income contributions, non-interest income growth, control of non-interest expenses, growth objectives for total loans, total deposits and total assets, honesty, integrity, teamwork and the amount available by the Company for the payment of bonuses. Discretion is utilized by the Compensation Committee to adjust bonus amounts upward or downward as it deems appropriate in the circumstances. The Compensation Committee may also elect to grant bonuses based on the accomplishment of a particular goal or objective that requires additional commitments of time and effort by an executive officer. The Compensation Committee may also elect to award part of such incentive compensation in the form of stock options or restricted stock rather than cash. The CEO recommends the bonus amounts to be paid to each executive officer other than himself, but the Compensation Committee retains the discretion to modify or reject his recommendations.

        The short-term performance incentive of our NEOs for 2008 reflect the extraordinary industry-wide conditions that significantly impacted the Company's financial performance and share price for the year. The CEO recommended that he receive no cash bonus for 2008 and the Compensation Committee concurred. The Committee also determined that none of the other NEO's would receive a bonus for 2008 for the same reasons. The Committee believes that the CEO and the other NEO's performed well in managing the Company in the face of the nation's financial and economic climate and worked hard and diligently for the Company's and Shareholders' best interests. Nevertheless, the Committee could not recommend that an annual incentive bonus be paid considering the Company's financial results and the decline in the value of our common stock. Our 2008 financial results and other matters are set forth below under the heading "2008 Results".

        Equity Incentives.    The long-term component of compensation has historically been provided in the form of stock options that vest ratably over three- to four-years. The Company's stock incentive plans are an important component of the Company's total compensation program for executive officers and other employees. The plans are intended as a retention tool and also to advance the interests of the Company and its shareholders by encouraging and enabling executive officers and other employees to acquire and retain a proprietary interest in the Company. Through stock option grants, the long-range interests of management and employees are aligned with those of shareholders, as the optionees accumulate meaningful stakes in the Company. Although the Compensation Committee considers the recommendations of the CEO, the Compensation Committee makes all decisions concerning the granting of stock options to executive officers. Except for the Annual Retention Equity Program set forth below, these decisions are made on a subjective basis and generally do not bear a specific relationship to any particular measure of the Company's performance. The Compensation Committee believes that the stock option program is a valuable tool in recruiting, retaining and motivating employees, including executive officers.

        In 2008, the Compensation Committee introduced the use of restricted stock awards to achieve similar goals. Consistent with the industry, the Company has seen a sharp decline in the Company's stock price over the last two years. As a result, a significant portion of our officers, including the NEOs, have options with grant prices significantly higher than the current market value of our stock. As such, the Company is concerned that currently outstanding options may not be serving as an effective retention tool. The Compensation Committee believes that it is important for executive compensation, including long-term equity incentives, to be aligned with shareholder returns. Utilizing in part the input from its consultant, DMA, the Company granted performance based restricted stock awards to provide "retention value" for key officers of the company, including the NEOs (the "Restricted Shares"). The Restricted Shares vest over a three-year period (five-years for the NEO's), in equal increments, and the officer must be employed by the company at the end of three (or five) years in order to receive the awards. Dividends will be paid on the shares awarded, whether or not vested. Vesting is contingent on meeting certain performance requirements. For the NEO's, the performance measurement metrics include company performance versus a peer group in the following categories:

  •
  Core Earnings per Share Growth

  •
  Noninterest Income to Operating Revenue

  •
  Return on Average Tangible Equity

        In order for any Restricted Shares to vest, the Company must satisfy certain annual performance targets, as measured by comparing the performance metrics of the Company against the performance metrics of each company of the Peer Group during the initial twelve month period following the grant date and for each consecutive twelve month period thereafter during the measurement periods. If the Company's performance meets or exceeds the performance of fifty percent (50%) of the peer group only with respect to one performance metric during at least three measurement periods of the restriction period, then fifty percent (50%) of the Restricted Shares shall be vested on the last day of the restriction period. If the Company's performance meets or exceeds the performance of fifty percent (50%) of the peer group with respect to at least two of the performance metrics during at least three measurement periods of the restriction period, then one hundred percent (100%) of the Restricted Shares shall be vested on the last day of the restriction period. If the Company fails to meet either of these performance targets, no Restricted Shares shall vest. Any shares that have not vested as of the last day of the restriction period shall be forfeited to the Company and the participant shall promptly surrender such shares to the Company.

Equity Award Programs and Grant Timing

        The Board of Directors has approved an Annual Retention Equity Program for the grant of options to officers at the vice president level and above, including the NEOs. Awards are approved and granted as of the date of the Compensation Committee meeting held in May of each year. The Compensation Committee has determined that option awards issued pursuant to the Annual Retention Equity Program will have the following terms:

  •
  Awards will be non-qualified stock options

  •
  Awards will be issued at 110% of the market value at the date of issuance; i.e., 10% "out-of-the-money"

  •
  The term of option awards will be 7 years

  •
  The vesting period of the awards will be 3 years

        In addition, the Compensation Committee has delegated to executive management the authority to grant certain recruitment options within pre-defined parameters. The grant date and option price for recruitment options is the closing market price as of the employee's date of hire. Furthermore, recruitment options which may be in the form of incentive stock options, have a term of 7 years, and a graduated vesting schedule of 3 years.

        All other options are approved by the Compensation Committee prior to issuance. The grant date, option price and other material terms are determined by the Compensation Committee.

Retirement and Other Benefits

        Supplemental Executive Retirement Plan (SERP).    In 2004, the Compensation Committee, with the assistance of the Company's independent compensation consultant, determined that SERP benefits are customary and appropriate for the NEO positions and are necessary to retain top talent in the Company. In addition to being market competitive, another objective of these benefits is to restore and supplement the level of retirement benefits provided in the Company's defined contribution 401(k) plan due to limitations in the Code. The present value of accumulated benefits under the SERP for each of the NEOs is set forth in the section titled "Pension Benefits" Below.

        Given the current economic environment, the Committee suspended the annual service cost contribution to the SERP program for 2009, as well as suspended 2009 as a year of participation, making the suspension effective for the 2009 plan year.

        Split-Dollar Endorsed Life Insurance.    Associated with the SERP benefit is a death benefit for each NEO's designated beneficiaries. Beneficiaries designated by an executive are entitled to a split dollar share of the death proceeds from life insurance policies on each executive, which vary depending on the executive's employment status with the Company at the time of death, and eligibility to receive SERP payments.

        Defined Contribution Plan.    The Company maintains a 401(k) retirement savings plan available to all eligible employees, including the NEOs. Under the plan, the Company typically matches a portion of employee contributions. For 2008, employee contributions were matched up to a maximum of 6% of compensation subject in the case of the named executives to certain limitations in the Code. At December 31, 2008, all employer contributions made on behalf of executive officers were vested in accordance with the vesting schedule of the plan, generally five years from commencement of employment, on the basis of the officers' past service with the Company.

        As part of the Company's ongoing cost containment initiative, the Compensation Committee decreased the company's 401(k) match from 6% to 3% effective March 1, 2009. The Committee will consider an additional discretionary match of 0-3% at the end of 2009 based upon the financial performance of the company.

        Employment Agreements.    An additional component of the executive relationship with the Company intended to attract and retain key executive officers is an employment agreement. In addition to being market competitive, a comprehensive employment agreement supports a long-term commitment to each other between the Company and the executive, as well as a long-term perspective in the executive's leadership of the Company. It also provides the Company with valuable non-solicitation restrictions on the executive should his or her employment terminate. For the CEO, as well as other NEOs, a change in control benefit supports retention of key executives during potential merger and acquisition discussions and permits such discussions to take place with limited distraction arising from personal concerns.

        Employee Stock Purchase Plan (ESPP).    The ESPP is a form of equity-based compensation that is available to all employees of the Company, with the exception of the CEO. Under the ESPP, employees may elect, prior to the beginning of each calendar quarter, to purchase shares of the Company's common stock through payroll deduction at a price equal to 90% of the market price of the stock at the end of the calendar quarter. The ESPP provides an attractive vehicle for employees to acquire the Company's stock, which further aligns their financial interests with those of other shareholders.

        Perquisites and Other Benefits.    Perquisites and other benefits represent a small part of our overall compensation package, and are offered only after consideration of business need. The Company believes that perquisites are generally a part of executive officers' market-competitive total compensation packages. We annually review the perquisites and other personal benefits that we provide to executive management. The primary perquisites are the use of a Company auto, club memberships, parking, reimbursement for certain spousal travel and cash payments to cover the tax liability to the executives for the imputed value of such benefits. We sponsor membership in health or social clubs for certain executive officers. The Company also reimburses executives for expenses for spouse travel to business events that the Company invited the executive's spouse to attend. Finally, certain tax, accounting, and other regulations often subject our executives to taxation on the receipt of certain benefits irrespective of the value such benefit conferred to the executive. In these situations, we typically provide a tax-gross up payment to the executive to reimburse the executive for approximate amounts of additional tax liability the executive will need to pay as a result of receiving such benefits.

2008 Results

        2008 proved to be extremely challenging for financial service companies and CoBiz has not been immune to the issues plaguing the industry, particularly with the national economic slowdown beginning to impact Colorado in the fourth quarter. The Company's 2008 operating results fell short of its internal earnings growth goal established in late 2007. Diluted earnings per common share for the full year of 2008 were $0.05, compared to $0.96 in the year-earlier period. Net income was $1.3 million in 2008 versus $23.0 million for the prior-year period. Driving the decrease in earnings was a higher level of provision for loan losses. The provision for loan losses was $39.8 million in 2008, as compared to $3.9 million in 2007. For the year 2008, the Company's pre-tax, pre-provision earnings were $40.7 million. Excluding pre-tax valuation losses of $4.6 million on OREO and investment securities, the Company's pre-tax, pre-provision earnings were $45.3 million, or 10.0% higher than 2007 pre-tax, pre-provision earnings(1).

(1)
See the reconciliation of non-GAAP measures to GAAP included in our February 5, 2008 Form 8-K filing, a copy of which may be accessed through the Investor Relations/SEC Filings section of our website at www.cobizfinancial.com.

        On a relative basis, the Compensation Committee believes the Company performed reasonably well in 2008 considering the increasingly challenging financial environment generally for banks, and considering the markets in which CoBiz operates. In spite of the challenges, the Company had positive loan growth, better-than-average asset quality and a strong net interest margin. In addition, the Company made progress with its cost containment initiative launched in mid-year 2008.

  •
  Loans for 2008 ended the year just over $2.0 billion, an increase of $184.9 million, or 10.0%, over the same period in 2007.

  •
  Deposit and Customer Repo balances ended the period at $1.8 billion, a decrease of $138.5 million from the same period in 2007. Customer funding (excluding brokered deposits from non-relationship sources) decreased $57.0 million from the prior year end. However, total noninterest-bearing demand accounts represented 27.7% of total deposits as of December 31, 2008, as compared to 25.2% as of December 31, 2007.

Total nonperforming loans (NPLs) increased to $41.1 million as of December 31, 2008. Including OREO of $5.9 million as of December 2008, total nonperforming assets (NPAs) were $47.0 million at year end. Total NPAs were $3.5 million as of the December 31, 2007. Although the Company has seen a marked increase in its problem loans, we believe our overall asset quality remains more favorable than that of our combined peer group.

        The Company increased its allowance for loan and credit losses to total loans to 2.12% as of December 31, 2008, from 1.12% at December 31, 2007.

  •
  As of December 31, 2008, the Bank was well-capitalized with a Tier 1 Capital ratio of 10.23%, and Total Capital ratio of 11.49%. The minimum ratios to be considered well-capitalized under the risk-based capital standards are 6% and 10%, respectively. At the holding company level, the Company's Tier 1 Capital ratio as of December 31, 2008, was 12.29%, and its Total Capital ratio was 14.5%.

  •
  During the fourth quarter of 2008, our net interest margin (NIM) on a tax equivalent basis expanded to 4.15% vs. 4.10% as of the third quarter of 2008. Excluding nonaccrual loans from earning assets, the NIM would have been 4.20% as of December 31, 2008. For the full year, our NIM was 4.08%, a decrease of only 20 basis points (0.20%) from 2007. The Prime rate decreased 300 basis points during this time.

        In addition to the Company's financial goals, the Compensation Committee also considers management's relative success in achieving other non-financial, strategic objectives. In considering the annual incentive compensation payout for 2008, the Compensation Committee measured management's progress with a number of these strategic objectives, including but not limited to:

  •
  Identification of a third geographic market and expansion plans;

  •
  Continued recruitment of business development officers;

  •
  Identification of additional key management positions, creation of a plan for a new management organization and articulation of an executive succession plan;

  •
  Formulation of profitability plans for fee-based companies;

  •
  Management's response to mitigate the impact of the industry-wide decrease in stock valuation experienced in 2008.

        As discussed above, however, based on the overall financial results for 2008, the NEOs did not receive any cash incentive for 2008.

        As of the date of this report, 2008 compensation for the NEOs was allocated as follows:

	Short-term performance awards:		Long-term performance awards:
Name	Base salary(1)	Annual incentive(1)	Equity- based(2)	SERP(3)	Total
Steven Bangert	54%	0%	25%	21%	100%
Jonathan C. Lorenz	48%	0%	23%	29%	100%
Richard J. Dalton	58%	0%	18%	24%	100%
Lyne B. Andrich	54%	0%	30%	16%	100%
Robert B. Ostertag	56%	0%	22%	22%	100%

(1)
Base salary and annual incentive percentages are based on the amounts disclosed in the "Summary Compensation Table" for NEOs.

(2)
The long-term equity-based percentages are calculated utilizing amounts disclosed in the "Grants of Plan-Based Awards" table under the "Grant date fair value of option awards" column.

(3)
SERP benefits are based on the amounts disclosed in the "Summary Compensation Table" under the "Change in pension value" column.

2009 Goals

        Due to the rapid and volatile nature of the financial markets in 2008, the Compensation Committee has chosen to not fix any specific, detailed objective goals or criteria for the payment of bonuses for 2009, preferring to instead continue its flexible, discretionary approach to fixing executive compensation based on the totality of the circumstances and the NEOs success in rapidly and effectively responding to challenges and opportunities in a way that furthers the soundness and success of the Company and the achievement of shareholder value. The Compensation Committee intends to meet periodically with executive management during the year to discuss executive management's progress and success.

Tax Considerations

        It has been and continues to be the Company's intent that compensation payments generally be deductible unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest. Under Section 162(m) as in effect before the enactment of EESA, we could not deduct annual compensation in excess of $1,000,000 paid to our named executives unless the compensation was performance-based. EESA, as further amended by the 2009 Recovery Act, amended Section 162(m) for TARP CPP participants to reduce the annual compensation tax deductibility cap to $500,000 and eliminate the exception for performance-based compensation. Although the majority of the compensation paid during 2008 was deductible, some components of the Company's compensation programs may result in payments from time to time that are subject to the restriction on deductibility. The Compensation Committee believes that it may be appropriate from time to time to exceed limitations on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the best interests of the Company and its shareholders consistent with the Company's executive compensation philosophy and objectives. In view of all of the circumstances, the Compensation Committee has concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. The Compensation Committee, however, reserves the authority to continue to approve non-deductible compensation in appropriate circumstances. Also, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that compensation intended by the Company to satisfy requirements for deductibility under Section 162(m) will in fact do so.

Stock Ownership Guidelines

        Along with the emphasis on stock options, the Compensation Committee established stock ownership guidelines for executive officers in 2004. Under these guidelines, each executive officer of the Company is required to own shares of common stock having a market value of at least $25,000. Shares issuable upon exercise of in-the-money stock options do not count toward this requirement. All of the executive officers named in the Summary Compensation Table in this proxy statement currently hold sufficient amounts of our common stock to meet or exceed the stock ownership requirements.

Recoupment of Annual Incentives

        In compliance with the TARP requirements, the employment agreements for each of the NEO's was amended to ensure the Company had the ability to recover or clawback certain bonus and incentive payments made if the payments were based on materially inaccurate financial statements or other materially inaccurate performance metrics.

        Other than the TARP requirements, the Company has no formal policy on recapturing salary or incentive awards (equity or cash) granted to an executive in the event that the Company were to have to restate its financial statements (whether arising from conduct or actions of the executive, or otherwise). However, the discretion retained by the Compensation Committee to make adjustments in all types of compensation would permit it to decrease an executive's compensation under such circumstances if such compensation had not already been paid or become final. Other than as required by TARP, there is currently no procedure to recover (clawback) an element of compensation that has been paid and become final. In the event that the financial results of the Company are restated as a result of fraud or misconduct, the Company would require, in compliance with Sarbanes-Oxley Act of 2002, as amended, our CEO and our CFO to reimburse the Company for certain incentive- or equity-based compensation and any profits from the sale of securities of the Company received during the 12-month period following the date of the financial statements that were subject to restatement were issued.

        To date, the Company has never been required to restate its financial statements.

Role of Executive Officers in Determining Executive Compensation

        The Compensation Committee oversees the administration of executive compensation plans, including the design, performance measures, and award opportunities for the executive incentive programs, and certain employee benefits. The Compensation Committee has the authority to determine, reviews the performance and approves all compensation and awards, to the CEO and other NEOs. The CEO assists in such review as described above. The CEO determines the compensation of other senior officers based in part on market data provided by the compensation consultant, and the Compensation Committee may review the general elements of such compensation. Executive officers do not otherwise determine or make recommendations regarding the amount or form of executive or director compensation.

Excessive Risk

        The Committee has discussed and considered with the Company's risk managers whether its compensation programs encourage unnecessary and excessive risks. The Committee believes that changes to its compensation programs are not necessary given that there are no fixed financial targets with mandatory payouts for which an executive could incur excessive risk in an effort to achieve and given the highly discretionary nature of the Company's incentive compensation program which allows the Committee to adjust or even eliminate bonuses if they feel that excessive risks have been or are being taken.

        In addition our SEOs all own significant amounts of Company common stock and the committee believes that this should also discourage unnecessary and excessive risk taking.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. The Compensation Committee certifies, as set forth above, that it has reviewed with the Company's senior risk officer(s) the incentive compensation arrangements of its SEOs and has made reasonable efforts to ensure that such arrangements do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company.

Submitted by the Compensation Committee of the Board:

  Morgan Gust, Chair
  Noel N. Rothman
  Timothy J. Travis

 Summary Compensation Table

        The following table provides compensation information for the year ended December 31, 2008 for the NEOs. The "Executive Compensation—Compensation Discussion and Analysis" section of this proxy statement includes information regarding the material terms of plans and agreements pursuant to which certain items set forth below are paid.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	Change in pension value ($)(5)	All other compensation ($)(6)	Total ($)
Steven Bangert	2008	$522,500	$—	$22,328	$65,537	$—	$205,745	$42,665	$858,775
Chairman and CEO	2007	$500,000	$50,000	$—	$56,350	$125,000	$272,278	$42,072	$1,045,700
	2006	$453,600	$—	$—	$14,875	$70,000	$234,747	$48,549	$821,771

Jonathan C. Lorenz	2008	$380,000	$—	$17,175	$41,882	$—	$231,890	$43,320	$714,267
Vice Chairman	2007	$328,000	$25,000	$—	$37,988	$131,200	$183,836	$36,202	$742,226
	2006	$315,000	$—	$—	$21,952	$60,000	$151,890	$35,208	$584,050

Richard J. Dalton	2008	$275,000	$—	$6,870	$45,505	$—	$112,250	$37,901	$477,526
President	2007	$264,000	$10,000	$—	$35,980	$66,000	$135,774	$35,673	$547,427
	2006	$253,500	$—	$—	$17,341	$60,000	$130,458	$33,494	$494,793

Lyne B. Andrich	2008	$275,000	$—	$13,740	$42,176	$—	$82,766	$27,500	$441,182
Executive Vice President and	2007	$250,000	$50,000		$35,980	$62,500	$107,220	$24,147	$529,847
CFO	2006	$200,000	$—	$—	$15,997	$60,000	$83,720	$20,596	$380,313

Robert B. Ostertag	2008	$215,000	$—	$6,870	$51,837	$—	$83,855	$29,572	$387,134
Executive Vice President and	2007	$194,000	$—	$—	$24,185	$50,000	$83,685	$21,031	$372,901
Chief Credit Officer	2006	$182,000	$—	0	$20,354	$90,000	$89,264	$25,146	$406,764

(1)
The amounts in this column represent cash bonuses awarded by the Compensation Committee for the successful completion of the public offering of 975,000 shares of the Company's common stock on January 24, 2007.

(2)
The amounts in this column are calculated based on SFAS 123R and equal the financial statement compensation cost for performance-based restricted stock awards as reported in our consolidated statement of income for the fiscal year. Under SFAS 123R, a pro-rata portion of the total expense at time of grant is recognized over the applicable service period generally corresponding with the vesting schedule of the award. The initial expense is based on the fair value of the restricted stock award, which is the closing price of the Company stock on the award date.

(3)
The amounts in this column are calculated based on SFAS 123R and equal the financial statement compensation cost for stock option awards as reported in our consolidated statement of income for the fiscal year. Under SFAS 123R, a pro-rata portion of the total expense at time of grant is recognized over the applicable service period generally corresponding with the vesting schedule of the grant. The initial expense is based on the fair value of the stock option grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 14 to our consolidated financial statements included in our 2008 Annual Report and Form 10-K.

(4)
The amounts in this column relate to awards earned and accrued under the Annual Incentive Compensation Plan. That plan and these awards are discussed in the Compensation Discussion and Analysis section of this proxy statement.

(5)
The amounts shown reflect the aggregate change in the actuarial present value of the NEO's accumulated benefits under the Company's SERP. The benefits to be provided under the plan are described under the heading "Pension Benefits—Supplemental Executive Retirement Plan".

(6)
The following table shows the components of "All other compensation" reported in the Summary Compensation Table above. The cost of each item noted is the actual incremental cost of providing such perquisite or benefit, with the exception of the company provided auto. The cost of the company provided auto was calculated based on the Annual Lease Value Tables published by the IRS multiplied by the estimated personal use of the vehicle.

Name	401(k) plan matching contribution	Life insurance premiums	Personal use of company auto	Executive physical	Health and social club dues	Parking	Spouse travel	Tax gross-ups	Dividends on unvested stock awards	Total all other compensation
Steven Bangert	$13,800	$13,979	$2,974	$—	$550	$3,000	$3,471	$341	$4,550	$42,665
Jonathan C. Lorenz	$13,800	$19,592	$2,476	$—	$400	$2,135	$1,259	$158	$3,500	$43,320
Richard J. Dalton	$13,800	$9,250	$2,826	$3,000	$4,810	$2,640	$—	$175	$1,400	$37,901
Lyne B. Andrich	$13,800	$4,003	$4,580	$—	$—	$2,135	$—	$182	$2,800	$27,500
Robert B. Ostertag	$12,900	$4,922	$2,825	$2,405	$2,616	$2,135	$179	$190	$1,400	$29,572

Grants of Plan-Based Awards

        The following table shows all plan-based awards granted to NEOs during fiscal year 2008. Certain terms of the Company's Stock Plan pursuant to which the grants identified in the table were made are described in the "Executive Compensation—Compensation Discussion and Analysis—Equity-Incentives" section of this proxy statement.

			Estimated possible payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards			All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
Name	Grant date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven Bangert	2008		$—	$400,200	$720,400
	5/14/2008	(2)				—	—	—	7,000	$12.39	$17,852
	7/1/2008	(4)				—	16,250	32,500			$223,275
Jonathan C. Lorenz	2008		$—	$246,600	$443,900
	5/14/2008	(2)				—	—	—	6,000	$12.39	$15,302
	7/1/2008	(4)				—	12,500	25,000			$171,750
Richard J. Dalton	2008		$—	$177,600	$319,700
	5/14/2008	(2)				—	—	—	5,667	$12.39	$14,553
	7/1/2008	(4)				—	5,000	10,000			$68,700
Lyne B. Andrich	2008		$—	$172,200	$310,000
	5/14/2008	(2)				—	—	—	5,667	$12.39	$14,453
	5/14/2008	(3)							100	$11.26	$295
	7/1/2008	(4)				—	10,000	20,000			$137,400
Robert B. Ostertag	2008		$—	$136,800	$246,200
	5/14/2008	(2)				—	—	—	5,667	$12.39	$14,453
	7/1/2008	(4)				—	5,000	10,000			$68,700

(1)
CoBiz provides performance-based annual cash incentive awards to our executive officers under our Annual Incentive Compensation Plan. For 2008, there was no accrual for the Annual Incentive Compensation Plan. Actual awards for 2008 performance are set forth in the "non-equity incentive plan compensation" column in the "Summary Compensation Table" above.

(2)
Annual Retention Equity Program stock options granted on May 14, 2008 have an exercise price equal to 110% of the May 14, 2008 closing stock price and vest ratably over three years. These options have a term of seven years. See discussion under "Executive Compensation—Compensation Discussion and Analysis—Equity Award Programs and Grant Timing". The values shown reflect the aggregate SFAS 123R expense associated with these options based upon application of the Black-Scholes pricing model, to be recognized over the three year vesting period. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 14 to our consolidated financial statements included in our 2008 Annual Report and Form 10-K.

(3)
Option awarded for milestone anniversary and vested immediately. The option's exercise price equals the closing price of the Company's stock on the date of the award. See discussion under "Executive Compensation—Compensation Discussion and Analysis—Equity Award Programs and Grant Timing". The value shown reflects the aggregate SFAS 123R expense associated with the option based upon application of the Black-Scholes pricing model, which was recognized immediately. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 14 to our consolidated financial statements included in our 2008 Annual Report and Form 10-K.

(4)
Represents the threshold, target, and maximum number of shares of performance-based restricted stock that could be granted upon the expiration of the five-year cumulative performance period in 2013. Each of the NEOs received a contingent award of nonvested common stock shares on July 1, 2008 at the maximum level. Dividends are paid on the contingent shares during the performance period at the same rate as paid to all shareholders. Refer to the "All Other Compensation Table" above to see dividends paid on performance-based restricted stock during 2008 to the above NEOs. The executive officers also have voting rights on the contingent shares during the performance period. For detail of performance metrics utilized see discussion under "Executive Compensation—Compensation Discussion and Analysis—Equity Award Programs and Grant Timing".

  The fair value of the performance-based restricted stock awards is based on the closing price of the Company's stock on the award date. These awards have a term of five years and are performance-based. The values shown reflect the aggregate SFAS 123R expense associated with these options based upon the fair value of the restricted stock award, which is the closing price of the Company stock on the award date, recognized over the five-year vesting period. See Note 14 to our consolidated financial statements included in our 2008 Annual Report and Form 10-K for additional information.

 Outstanding Equity Awards at Fiscal Year-End

        The following table shows all outstanding equity awards held by NEOs as of December 31, 2008.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)		Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)(3)	Market value of shares of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares that have not vested (#)	Equity incentive plan awards: market value of unearned shares that have not vested ($)(3)
Steven Bangert	—	7,000		$12.39	05/14/2015	32,500	$316,550	32,500	$316,550
	2,334	4,666		$20.52	05/16/2014
	6,667	13,333		$21.07	02/13/2014
	4,667	2,333		$21.65	05/17/2013
	4,000	—		$19.25	10/14/2012
	3,000	—		$19.81	05/19/2012
Jonathan C. Lorenz	—	6,000		$12.39	05/14/2015	25,000	$243,500	25,000	$243,500
	2,000	4,000		$20.52	05/16/2014
	3,334	6,666		$21.07	02/13/2014
	4,000	2,000		$21.65	05/17/2013
	3,000	—		$18.94	11/07/2012
	3,000	—		$19.25	10/14/2012
	3,615	—		$9.70	01/16/2013
	36,840	—		$10.53	06/19/2012
	17,848	—		$12.00	06/19/2012
	12,152	—		$12.00	06/19/2012
	9,000	—		$8.00	01/03/2011
	15,223	—		$7.11	01/13/2009
	5,175	—		$8.00	01/13/2009
	2,277	—		$7.11	01/13/2009
Richard J. Dalton	—	5,667		$12.39	05/14/2015	10,000	$97,400	10,000	$97,400
	1,889	3,778		$20.52	05/16/2014
	3,334	6,666		$21.07	02/13/2014
	3,778	1,889		$21.65	05/17/2013
	2,667	—		$19.25	10/14/2012
	3,000	—		$19.81	05/19/2012
	4,212	—		$10.53	06/19/2012
	18,628	—		$10.53	06/19/2012
	7,761	—		$12.00	06/19/2012
	2,588	—		$12.00	06/19/2012
	12,152	—		$12.00	06/19/2012
	9,000	—		$8.00	01/03/2011
	4,500	—		$7.11	01/10/2010
	2,362	—		$7.11	01/10/2010
	6,750	—		$8.00	01/13/2009
	11,250	—		$7.11	01/13/2009
Lyne B. Andrich	—	5,667		$12.39	05/14/2015	20,000	$194,800	20,000	$194,800
	100	—		$11.26	05/14/2015
	1,889	3,778		$20.52	05/16/2014
	3,334	6,666		$21.07	02/13/2014
	3,778	1,889		$21.65	05/17/2013
	2,667	—		$19.25	10/14/2012
	3,000	—		$19.81	05/19/2012
	3,495	—		$17.31	05/06/2015
	6,505	—		$17.31	05/06/2015
	75	—		$9.90	01/07/2013
	15,000	—		$12.00	06/19/2012
	5,625	—		$8.00	01/03/2011
	4,500	—		$5.78	05/05/2010
	4,500	—		$7.11	01/10/2010
	9,000	—		$7.11	01/13/2009
Robert B. Ostertag	—	5,667		$12.39	05/14/2015	10,000	$97,400	10,000	$97,400
	—	9,000	(2)	$13.73	01/28/2015
	1,889	3,778		$20.52	05/16/2014
	3,778	1,889		$21.65	05/17/2013
	3,000	—		$18.94	11/07/2012
	2,666	—		$19.25	10/14/2012
	3,000	—		$13.93	01/08/2014
	2,948	—		$10.53	06/19/2012
	18,000	—		$12.00	06/19/2012
	75	—		$9.00	01/02/2012
	4,500	—		$8.00	01/03/2011
	9,000	—		$7.11	01/20/2009

(1)
Unless otherwise noted, all options vest ratably over three years.

(2)
Option vests one year from grant date.

(3)
Performance-based restricted stock award shares, vesting between 0 - 100% depending on performance outcome to be determined no later than the fifth anniversary of the awards or on July 1, 2013.

Option Exercises and Stock Vested

        There were no stock awards exercised by any NEOs during the year ended December 31, 2008.

Stock Option Plans

        The Company has adopted several incentive stock option plans to reward and provide long-term incentives for directors and key employees of the Company. No option issued under any of these plans may have a term longer than ten years from the date of grant. The significant terms of each plan are set forth below.

  •
  The 1995 Incentive Stock Option Plan (the "1995 Plan")

    The 1995 Plan permits the granting of Incentive Stock Options to officers and other key employees. The exercise price of options granted under the 1995 Plan must be at least 100% of the fair market value of the common stock on the date of grant. Options granted under the 1995 Plan vest in equal installments on each of the first four anniversaries of the date of grant. No additional shares under the 1995 Plan are available to be granted.

  •
  The 1997 Incentive Stock Option Plan (the "1997 Plan")

    The 1997 Plan permits the granting of Incentive Stock Options to officers and other key employees. The exercise price of options granted under the 1997 Plan must be at least 100% of the fair market value of the common stock on the date of grant. Options granted under the 1997 Plan vest in equal installments on the first four anniversaries of the date of grant. There are no additional shares available for issuance under the 1997 Plan.

  •
  The 1998 Stock Incentive Plan (the "1998 Plan")

    The 1998 Plan permits the granting of Incentive Stock Options and non-qualified stock options to officers and other key employees. The exercise price of options granted under the 1998 Plan must be at least 100% of the fair market value of the common stock on the date of grant. The Compensation Committee has the authority to establish the terms of vesting, payment and termination of options granted under the 1998 Plan. There are no additional shares available for issuance under the 1998 Plan.

  •
  First Capital Stock Incentive Plan (the "First Capital Plan")

    CoBiz assumed the First Capital Plan as part of its acquisition of First Capital Bank of Arizona. The First Capital Plan provides for the granting of Incentive Stock Options and non-qualified stock options to employees and directors. Options granted under the First Capital Plan vest 25% per year for the first two years and 50% in the third year. No additional options will be granted under the First Capital Plan.

  •
  The 2002 Equity Incentive Plan (the "2002 Plan")

    The 2002 Plan provides for the issuance of Incentive Stock Options and non-qualified stock options to officers and other key employees, as well as consultants and directors. The exercise price of Incentive Stock Options granted under the 2002 Plan must be at least 100% of the fair market value of the common stock on the date of grant, and the exercise price of non-qualified stock options must be at least 85% of the fair market value of the common stock on the date of grant. The Compensation Committee has the authority to establish the exercise price and the terms of vesting, payment and termination of options granted under the 2002 Plan. As of December 31, 2008, there were 94,173 shares remaining for issuance under the 2002 Plan.

  •
  The 2005 Equity Incentive Plan (the "2005 Plan")

    Under the 2005 Plan, the Compensation Committee has the authority to determine the identity of the key employees, consultants, and directors who shall be granted options; the option price, which shall not be less than 85% of the fair market value of the common stock on the date of grant; and the manner and times at which the options shall be exercisable. As of December 31, 2008, there were 1,314,849 shares available for grant under the 2005 Plan.

        The following table sets forth certain information concerning all equity compensation plans previously approved by shareholders and all equity compensation plans not previously approved by the shareholders as of December 31, 2008. Options and exercise prices have been adjusted to reflect stock dividends.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation plans approved by security holders	2,287,472	$14.66	1,409,022
Equity compensation plans not approved by security holders	—	—	—

Total	2,287,472	$14.66	1,409,022

Pension Benefits

        Supplemental Executive Retirement Plan.    In 2004, CoBiz implemented a SERP for the NEOs to provide retirement benefits to be market competitive, and to restore and supplement benefits available under the 401(k) plan. The SERP is unsecured and unfunded and there are no plan assets. CoBiz has purchased single premium Bank Owned Life Insurance policies (BOLI policies) on the lives of the NEOs and intends to use income from the BOLI policies to offset SERP benefit expenses. Under the terms of the SERP, participants will be entitled to an annual supplemental retirement and other benefit of up to one-half of their final average annual compensation (the five highest paid years during the first ten years of participation in the SERP), prorated based on their years of participation in the SERP for a period of up to ten years. SERP benefits vest at the rate of 20 percent per year of service and generally are payable at the later of (a) the participant's normal retirement date or (b) after the participant's tenth year of participation in the SERP. The benefit is payable either monthly over 10 years or in a lump sum equal to the actuarially adjusted present value of the right to receive those monthly payments. Vesting, and payment under the plan, is accelerated upon the disability of the participant or a change in control of the Company. If a participant terminates employment prior to normal retirement age, payment of any earned and vested benefit under the plan will be deferred until participant reaches normal retirement age. If a participant dies while employed by the Company, the retirement benefit is forfeited. The retirement benefits are funded from accruals to a benefit account during the participant's employment. The amount of the accrual is determined annually. The 2008 accrual is reflected in the Summary Compensation Table.

        The following table shows each NEOs' number of years of service, present value of accumulated benefit and payments during the year ended December 31, 2008 under the SERP. During 2008, none of the NEOs received payments under the plan.

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payment during last fiscal year ($)
Steven Bangert	Supplemental Executive Retirement Plan	5	$625,337	$—
Jonathan C. Lorenz	Supplemental Executive Retirement Plan	5	$502,769	$—
Richard J. Dalton	Supplemental Executive Retirement Plan	5	$359,956	$—
Lyne B. Andrich	Supplemental Executive Retirement Plan	5	$182,522	$—
Robert B. Ostertag	Supplemental Executive Retirement Plan	5	$201,102	$—

Potential Payments Upon Termination or Change in Control

Employment Agreements

        The following discussion should be read with the understanding that during the period in which any obligation arising from TARP financial assistance remains outstanding, the Company will not be required to make any payment under the Agreements to the extent such payment would be in violation of the ARRA restrictions. See TARP Compensation Standards above.

        The Company has entered into employment agreements with each of the NEOs. Each such agreement is terminable at will by the Company or the employee and provides for annual salary and eligibility for a bonus and stock option grants. The agreements also provide certain fringe benefits including an automobile allowance or the use of a Company automobile, as well as an allowance for membership dues at a country, health or social club. Each such agreement provides that, during the term of the agreement and for one year thereafter, the employee is prohibited from soliciting any employees or customers of the Company or the Bank.

        In the event that the Company terminates the employment agreement for reasons other than "for cause" or constructively discharges the employee (for example, by materially decreasing his or her responsibilities or his or her compensation) or the employee's employment is terminated because of disability or death, the Company will pay the following severance benefits:

  (i)
  Twelve consecutive monthly payments each equal to one-twelfth (1/12th) of Employee's annual basic compensation in effect immediately prior to Employee's termination;

  (ii)
  Twelve consecutive monthly payments each equal to one-twelfth (1/12th) of the higher of (A) Employee's discretionary bonus for the previous calendar year, or (B) the average of Employee's discretionary bonus for the previous three calendar years, in each case prorated to the date of Employee's termination;

  (iii)
  For the twelve (12) month period following the date of termination of Employee's employment, Company will maintain in full force and effect for the continued benefit of Employee each employee benefit plan in which Employee was a participant immediately prior to the date of Employee's termination, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer at no additional cost to Employee. If the terms of any employee benefit plan of Company do not permit continued participation by Employee, then Company will arrange to provide to Employee (at Company's cost) a benefit substantially similar to and no less favorable than the benefit Employee was entitled to receive under such plan at the end of the period of coverage. (This provision specifically is not applicable to Employee's automobile and club dues, which benefits end upon Employee's date of termination of employment.)

  (iv)
  For the twelve (12) month period following the date of termination of Employee's employment, Company will treat Employee for all purposes as an Employee under all of Company's retirement plans in which Employee was a participant on the date of termination of Employee's employment or under which Employee would become eligible during such twelve (12) month period (hereinafter referred to collectively as the "Retirement Plan"). Benefits due to Employee under the Retirement Plan shall be computed as if Employee had continued to be an Employee of Company for the twelve (12) month period following termination of employment. If under the terms of the Retirement Plan such continued coverage is not permitted, Company will pay to Employee or Employee's estate a supplemental benefit in an amount which, when added to the benefits that Employee is entitled to receive under the Retirement Plan, shall equal the amount that Employee would have received under the Retirement Plan had Employee remained an employee of Company during such twelve (12) month period.

  (v)
  If any excise tax imposed under Code Section 4999 or any successor provision, as amended after the date hereof, is due and owing by Employee as a result of any amount paid or payable under such Employee's employment agreement, the Company shall indemnify and hold Employee harmless against all such excise taxes and any interest, penalties or costs with respect thereto.

        Notwithstanding the foregoing, in the event that Employee terminates his or her employment within 24 months after a change in control, Employee shall be entitled to receive a multiple of the amounts specified in clauses (i) and (ii) above and the amount specified in clause (ii) above shall be for an entire year and not prorated to the date of termination.

        Severance arrangements were entered into by the Company to help assure the retention of the CEO and other Officers' experience, skills, knowledge and background for the benefit of the Company. These arrangements also reinforce and encourage continued attention and dedication to duties without the distraction arising from the possibility of a change in control of the Company and provide our business with a smooth transition in the event of a change in control of the Company. In addition, these arrangements provide the Officers with a severance amount to help financially ease their transition from the Company.

Stock Award Acceleration

        The Compensation Committee, in its sole discretion, in the event of a change in control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such change in control of any or all outstanding options upon such conditions and to such extent as the Compensation Committee shall determine. Any such acceleration shall be conditioned upon the consummation of the change in control.

        The table below represents the lump sum maximum amount each NEO would have been eligible to receive upon a change in control or if their employment was terminated under one of the various scenarios described below as of December 31, 2008. The actual amounts that would be payable in these circumstances can only be determined at the time of the executive's separation and may differ from the amounts set forth in the tables below based on various factors, including whether the company is subject to the limitations imposed in connection with its participation in the CPP.

Benefits and payments upon termination	Resignation / termination for cause	Involuntary termination not for cause	Termination / change in control	Disability	Death
Steven Bangert
Severance(1)	$—	$604,167	$1,806,459	$604,167	$604,167
SERP(2)	$625,337	$625,337	$788,753	$625,337	$—
Split-dollar insurance(3)	$—	$—	$—	$—	$4,945,000
Acceleration of option or award vesting(4)	$—	$—	$316,550	$—	$—
Medical and welfare benefits(5)	$—	$30,513	$30,513	$30,513	$16,461
Jonathan C. Lorenz
Severance(1)	$—	$452,067	$1,351,680	$452,067	$452,067
SERP(2)	$502,769	$502,769	$634,154	$502,769	$—
Split-dollar insurance(3)	$—	$—	$—	$—	$3,328,000
Acceleration of option or award vesting(4)	$—	$—	$243,500	$—	$—
Medical and welfare benefits(5)	$—	$32,813	$32,813	$32,813	$13,122
Richard J. Dalton
Severance(1)	$—	$320,333	$637,463	$320,333	$320,333
SERP(2)	$359,956	$359,956	$454,018	$359,956	$—
Split-dollar insurance(3)	$—	$—	$—	$—	$2,745,000
Acceleration of option or award vesting(4)	$—	$—	$97,400	$—	$—
Medical and welfare benefits(5)	$—	$24,614	$24,614	$24,614	$15,289
Lyne B. Andrich
Severance(1)	$—	$332,500	$722,500	$332,500	$332,500
SERP(2)	$182,522	$182,522	$230,221	$182,522	$—
Split-dollar insurance(3)	$—	$—	$—	$—	$2,112,500
Acceleration of option or award vesting(4)	$—	$—	$194,800	$—	$—
Medical and welfare benefits(5)	$—	$19,340	$19,340	$19,340	$15,289
Robert B. Ostertag
Severance(1)	$—	$261,667	$523,334	$261,667	$261,667
SERP(2)	$201,102	$201,102	$253,650	$201,102	$—
Split-dollar insurance(3)	$—	$—	$—	$—	$1,942,500
Acceleration of option or award vesting(4)	$—	$—	$97,400	$—	$—
Medical and welfare benefits(5)	$—	$21,032	$21,032	$21,032	$16,050

(1)
Represents severance payments in accordance with individual employment agreements as detailed in "—Employment Agreements" above.

(2)
Represents the present value of payments in accordance with SERP agreements as detailed under "—Pension Benefits" above.

(3)
Represents payments in accordance with Split-Dollar Endorsed Life Insurance agreements as detailed under "Executive Compensation—Compensation Discussion and Analysis—Retirement and Other Benefits" above.

(4)
Assumes the Compensation Committee accelerates vesting upon a change in control. Value represents: a) what would be realized upon the exercise of options that would vest on a change in control, based on the difference between the option exercise price and the closing market value of the common stock on December 31, 2008 of $9.74; and, b) the value of the unvested restricted stock awards based on the closing market value of the common stock on December 31, 2008 of $9.74.

(5)
Represents the cost of maintaining medical, dental and life insurance coverage, as well as the 401(k) plan benefits valued at the incremental cost to the Company of providing such benefits.

 RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees and Services

        The following table summarizes the aggregate fees billed to the Company by Deloitte & Touche LLP:

	Fiscal year ended December 31, 2008	Fiscal year ended December 31, 2007
Audit fees(1)	$520,000	$613,000
Audit-related fees	—	—
Tax fees(2)	25,000	6,800
All other fees(3)	7,500	—

	$552,500	$619,800

    (1)
    Audit Fees.    Audit fees for services performed in 2008 and 2007 consisted of:

    a.
    Audit of the Company's annual financial statements;

    b.
    Reviews of the Company's quarterly financial statements;

    c.
    Statutory and regulatory audits, consents and other services related to SEC matters;

    d.
    Attestation of management's assessment of internal control, as required by the Sarbanes-Oxley Act of 2002, Section 404; and

    e.
    Form S-3 filed in connection with the Company's secondary stock offering completed in January 2007. Audit fees of $0 and $149,400 were included for the fiscal year ended December 31, 2008 and 2007, respectively.

    (2)
    Tax Fees.    Tax fees for services billed and paid in 2008 and 2007 consisted of:

    a.
    There were no tax compliance services in 2008 or 2007. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings and consisted of:

    i.
    Federal and state income tax return assistance;

    ii.
    Preparation and calculation of estimated tax payments; and

    iii.
    Assistance with inquiries from taxing authorities.

    b.
    Tax planning or advice services in 2008 or 2007 totaled $25,000 and $6,800, respectively. Tax planning and advice are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result.

    (3)
    All Other Fees.    All other fees paid in 2008 consisted of fees related to review of the Company's S-8 filing.

Pre-Approval of Services

        The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the Company's independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the independence of the independent registered public accounting firm. The policy provides for the general pre-approval of specific types of audit, audit-related, tax and other services, gives guidance to management regarding the specific services that are eligible for general pre-approval and provides specific cost limits for each such service on an annual basis. The policy also provides that specific pre-approval of services to be provided by the independent registered public accounting firm will be required if such services have not been generally pre-approved by the Audit Committee or if such services exceed specific de minimis limits.

        The policy provides that the Audit Committee may delegate pre-approval authority to one or more of its members. Any member or members of the Audit Committee to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The policy prohibits the Audit Committee from delegating its responsibilities to pre-approve services to be performed by the independent registered public accounting firm to management of the Company.

        The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

  (1)
  The service is not an audit, review or other attest service;

  (2)
  The aggregate amount of all such services provided under this provision does not exceed five percent of the total fees paid to the independent registered public accounting firm in a given fiscal year;

  (3)
  Such services were not recognized at the time of the engagement to be non-audit services;

  (4)
  Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

  (5)
  The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

        During 2008, there were no fees approved under the de minimis provision. All fees were pre-approved in 2008.

AUDIT COMMITTEE REPORT

        In accordance with its written charter, a copy of which is available on the Company's website (www.cobizfinancial.com), the Audit Committee assists the Board of Directors in its oversight role over the Company's financial accounting and reporting process, the Company's system of internal control over financial reporting established by management and the external audit process.

        Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accounting firm is responsible for the audit of the consolidated financial statements and internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes and procedures. The Audit Committee reviews and reports to the Board of Directors regarding the performance of the internal audit function and independent registered public accounting firm, the integrity of the financial statements, management's efforts to maintain a system of internal control over financial reporting, and compliance with legal and regulatory requirements.

        The Audit Committee has reviewed and discussed the audited financial statements included in the Company's 2008 Annual Report and Form 10-K with management. The Audit Committee separately met with representatives of our internal audit department and independent registered public accounting firm, with and without management, to discuss the results of their examinations and their observations and recommendations regarding the Company's internal controls. The Audit Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

        The Audit Committee has received from our independent registered public accounting firm, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, a written disclosure, indicating all relationships, if any, between the independent registered public accounting firm and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and a letter from the independent registered public accounting firm confirming that, in its professional judgment, it is independent of the Company. The Audit Committee discussed with the independent registered public accounting firm any relationship that may have an impact on its objectivity and independence and satisfied itself as to the auditor's independence.

        Based upon the review, discussion, disclosures and materials described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2008 Annual Report on Form 10-K.

        This report is submitted by the Audit Committee.

Mary Beth Vitale, Chair
Michael B. Burgamy
Mary K. Rhinehart

PRINCIPAL SHAREHOLDERS

        The following table sets forth, as of March 2, 2009, certain information regarding beneficial ownership of the Company's common stock by (i) each director of the Company, (ii) each Named Executive Officer and (iii) all of the Company's directors and NEOs as a group. Unless otherwise indicated, the Company believes that the shareholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such owners.

Stock Ownership of Directors and Management

Name and address of owner(1)	(A) Number of outstanding shares beneficially owned	(B) Right to Acquire(2)	(A) + (B) Total	Percent of class(3)
Lyne B. Andrich	49,419	57,801	107,220	*
Steven Bangert(4)	1,462,955	27,335	1,490,290	6.36%
Michael B. Burgamy(5)	300,556	6,000	306,556	1.31%
Richard J. Dalton	195,761	79,204	274,965	1.17%
Morgan Gust	1,050	3,000	4,050	*
Thomas M. Longust(6)	68,250	8,665	76,915	*
Jonathan C. Lorenz(7)	373,434	98,122	471,556	2.01%
Evan Makovsky(8)	79,845	13,617	93,462	*
Harold F. Mosanko(9)	176,939	7,582	184,521	*
Robert B. Ostertag	56,821	48,856	105,677	*
Douglas L. Polson	1,945	734	2,679	*
Mary K. Rhinehart	585	734	1,319	*
Noel N. Rothman(10)	1,538,097	8,665	1,546,762	6.61%
Timothy J. Travis	79,368	18,409	97,777	*
Mary Beth Vitale	5,000	4,000	9,000	*
Mary M. White	500	4,000	4,500	*

All directors and executive officers as a group—18 persons	4,405,169	404,609	4,809,778	20.20%

*
Less than 1% of shares outstanding.

(1)
The address of each of the above-named shareholders is c/o CoBiz Financial Inc., 821 Seventeenth Street, Denver, Colorado 80202.

(2)
Represents stock options which are currently exercisable or will become exercisable within 60 days after March 2, 2009.

(3)
Percentage ownership has been calculated based on 23,403,587 shares of common stock that were issued and outstanding as of March 2, 2009, plus, in the case of each individual and group, any shares that the person or the group has the right to acquire within 60 days of March 2, 2009 (but excluding any shares that any other person or group has the right to acquire).

(4)
Includes 1,096,104 shares owned directly by Mr. Bangert; 240,385 shares held by a family partnership, of which Mr. Bangert is the general partner and 68,966 shares held by Mr. Bangert's wife.

(5)
Includes 35,750 shares held by Mr. Burgamy's wife.

(6)
Includes shares held in various trusts under which Mr. Longust is a trustee.

(7)
Includes 1,125 shares held by Mr. Lorenz's children.

(8)
Includes 2,513 shares held by Mr. Makovsky's wife and 35,561 shares held by the Shames-Makovsky Profit Sharing Plan, in which Mr. Makovsky is a participant and trustee.

(9)
Includes 58,281 shares held jointly with members of Mr. Mosanko's immediate family and in a family trust.

(10)
Includes 1,265,844 shares owned directly by Mr. Rothman; 44,112 shares held by NaF Limited Partnership, an entity of which Mr. Rothman is a general partner; 75,820 shares held in various family trusts for which Mr. Rothman is a trustee; 48,550 shares held by Namtor Growth Fund Partnership, an entity of which Mr. Rothman is a general partner; 325 shares held in an individual retirement account for the benefit of Mr. Rothman; 1,325 shares held by Mr. Rothman's wife; 6,271 shares held in a trust for which Mr. Rothman's wife is a co-trustee; and 80,850 shares held in trust by Mr. Rothman's wife.

Stock Ownership of Certain Beneficial Owners

        The following sets forth certain information concerning the only persons known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of CoBiz common stock as of March 2, 2009.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class(1)
Common stock	Steven Bangert c/o CoBiz Financial Inc. 821 Seventeenth Street Denver, Colorado 80202	1,490,290	(2)	6.36%
Common stock	Noel N. Rothman c/o CoBiz Financial Inc. 821 Seventeenth Street Denver, Colorado 80202	1,546,762	(3)	6.61%
Common stock	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,400,237	(4)	5.98%

(1)
Percentage ownership has been calculated based on 23,403,587 shares of common stock that were issued and outstanding as of March 2, 2009, plus, in the case of each individual and group, any shares that the person or the group has the right to acquire within 60 days of March 2, 2009 (but excluding any shares that any other person or group has the right to acquire).

(2)
Includes 1,096,104 shares owned directly by Mr. Bangert; 240,385 shares held by a family partnership, of which Mr. Bangert is the general partner, 68,966 shares held by Mr. Bangert's wife, and 27,335 shares that are subject to options which are exercisable by Mr. Bangert within 60 days of March 2, 2009. Does not include shares that are held by the estate of Howard R. Ross, the estate of a former CoBiz Financial Inc. director for which Mr. Bangert serves as a co-executor. Mr. Bangert does not have the power to individually vote or dispose of such shares owned by the estate of Howard R. Ross.

(3)
Includes 1,265,844 shares owned directly by Mr. Rothman; 44,112 shares held by NaF Limited Partnership, an entity of which Mr. Rothman is a general partner; 75,820 shares held in various family trusts for which Mr. Rothman is a trustee; 48,550 shares held by Namtor Growth Fund Partnership, an entity of which Mr. Rothman is a general partner; 325 shares held in an individual retirement account for the benefit of Mr. Rothman; 1,325 shares held by Mr. Rothman's wife;

  6,271 shares held in a trust for which Mr. Rothman's wife is a co-trustee; 80,850 shares held in trust by Mr. Rothman's wife; and 8,665 shares that are subject to options which are exercisable by Mr. Rothman within 60 days of March 2, 2009.

(4)
These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,250,000 shares, representing 5.3% of the shares outstanding), for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

        Our executive officers, key employees, directors and principal shareholders, members of their immediate families and businesses in which they hold controlling interests are our customers, and it is anticipated that such parties will continue to be our customers in the future. All outstanding loans and extensions of credit by us to these parties were made in the ordinary course of business in accordance with applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and, in our opinion, do not involve more than the normal risk of collectability or contain other features unfavorable to us. At December 31, 2008, the aggregate balance of our loans and advances under existing lines of credit to these parties was approximately $6,094,000, or 0.3% of our total loans and leases.

        We lease our downtown Denver banking facility and executive and administrative offices from Kesef, LLC (Kesef), an entity in which Mr. Makovsky owns 20%. Messrs. Bangert, Lorenz, Ross and Rothman (through Namtor) each previously owned a 16% interest in Kesef, but sold their interests in 2002. Kesef purchased the building in January 1998. The initial term of this lease is ten years, with an option to renew for an additional ten-year term at the current market rates. In addition, Shames-Makovsky Realty Company, an entity of which Mr. Makovsky is the majority owner and managing general partner, acts as the property management firm for our facility located in Surprise, Arizona, and receives compensation directly from the owning entity for its services. Shames-Makovsky Realty Company has also been engaged by the owners of our Northeast Denver location to act as their property manager. Rent payments for these related party leases for the year ended December 31, 2008 were $2,018,000.

        The Company completed a private placement of $20,984,000 of Subordinated Unsecured Promissory Notes (the Notes) during the third and fourth quarter of 2008. The notes will mature in 2018, 10 years after the initial issue date (August 18, 2008). The notes bear a fixed annual interest rate of 9.00%, pay interest quarterly, and can be prepaid at par without penalty at any time on or after the fifth anniversary of the initial issue date. The Notes qualify as Tier 2 capital for regulatory capital purposes. Certain employees and directors of the Company and executive officers of the Company also participated in the private placement. At December 31, 2008, $3,550,000 in Notes and $27,000 in accrued interest, respectively, were owed to related parties.

        For information on certain other relationships and transactions between the Company and certain officers, directors and principal shareholders, see "Committees of the Board of Directors—Compensation Committee Interlocks and Insider Participation" above.

        The Company has various written procedures in place to identify potential related party transactions, which are reported and reviewed with the Company's Disclosure and Audit Committees. Some ordinary course transactions or relationships are not reviewed by the Disclosure or Audit Committees, including ordinary course customer relationships such as the banking and lending relationships described above. The Company has other written policies and procedures in place to ensure compliance with applicable bank regulatory requirements regarding those banking and lending relationships. Furthermore, the Company's Code of Conduct and Ethics addresses potential conflicts of interest, and requires that conflicts be disclosed to the Company's Compliance Manager, requesting a waiver and cooperating in the establishment of appropriate procedures to neutralize the conflict.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of the outstanding common stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5 with the SEC. Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on a review of the copies of such forms furnished to the Company, each of the Company's directors, officers and beneficial owners of more than 10% of the outstanding common stock have filed all forms required by Section 16 of the Exchange Act in fiscal 2008, except as follows:

  •
  Mr. Gust was late in filing one Form 4 relating to an option grant received during the year as director compensation.

2008 ANNUAL REPORT TO SHAREHOLDERS

        Included with this Proxy Statement is the Company's 2008 Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

        Any shareholder of the Company who desires to make his or her thoughts known to an individual director of the Company, the Board or a committee of the Board may do so by mail to: Board of Directors, c/o CoBiz Financial Inc., Corporate Secretary, 821 Seventeenth Street, Denver, Colorado 80202. The Secretary will forward all shareholder communications, other than communications that are not properly directed or are frivolous, to the individual director of the Company, the Board or a committee of the Board, as requested in the communication. This policy is intended to apply only to communications from shareholders in their capacities as such. Communications to the Company from one of its officers, employees or agents will only be forwarded to a director, the Board or a committee of the Board if the communication is made solely in the person's capacity as a shareholder. The policy does not apply to shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act, which will be handled in accordance with applicable SEC rules.

SHAREHOLDER RECOMMENDATIONS OF DIRECTOR NOMINEES

        The Governance and Nominating Committee will consider individuals recommended by the shareholders of the Company to serve on the Board. Shareholders who wish to recommend individuals for consideration by the Governance and Nominating Committee may do so by submitting a written recommendation to: Director Nominations, c/o CoBiz Financial Inc., Corporate Secretary, 821 Seventeenth Street, Denver, Colorado 80202. Submissions must include:

  •
  the name and address of the shareholder recommending such individual;

  •
  the number of shares of common stock beneficially owned by such shareholder;

  •
  any material interest or relationship that such recommending shareholder may have with the recommended individual;

  •
  biographical information concerning the recommended individual, including age and employment history (including employer names and a description of the employer's business);

  •
  all previous and current Board directorships, or similar positions, held by the recommended individual; and

  •
  any other information that the shareholder believes would aid the Governance and Nominating Committee in its evaluation of the recommended individual.

        Submissions must be accompanied by a written consent of the individual recommended to stand for election if nominated by the Board and to serve if elected by the shareholders of the Company.

        The Governance and Nominating Committee believes that candidates for director should have the following minimum qualifications:

  •
  each candidate should be of the highest ethical character and share the values of the Company as reflected in its Code of Conduct and Ethics;

  •
  each candidate should have a reputation, both personal and professional, consistent with the image and reputation of the Company;

  •
  each candidate should be highly accomplished in his or her respective field, with superior credentials and recognition.

  •
  each candidate should have relevant expertise and experience;

  •
  each candidate should have the ability to exercise sound business judgment; and

  •
  each candidate should be able to read and understand basic financial statements.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR
2010 ANNUAL MEETING

        Shareholder proposals submitted for inclusion in the Company's proxy statement for the Annual Meeting of Shareholders in the year 2010 must be received by the Secretary of the Company not later than December 11, 2009.

        If the Company does not receive notice of a matter or proposal to be considered for the 2010 Annual Meeting of Shareholders (whether or not the proponent thereof intends to include such matter or proposal in the proxy statement for such annual meeting) on or before February 24, 2010, then the persons appointed by the Board of Directors to act as proxies for such annual meeting will be allowed to use their discretionary voting authority with respect to any such matter or proposal raised at such annual meeting.

OTHER MATTERS

        The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting. However, if any other matters are properly brought before the Annual Meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

        Whether or not you plan to attend the Annual Meeting, please vote via telephone, via Internet, or by marking, signing, dating and promptly returning the enclosed proxy in the enclosed return envelope.

 HOUSEHOLDING

        Only one Notice of Internet Availability of Proxy Materials or Annual Report and Proxy Statement, as applicable, will be delivered to multiple shareholders sharing an address unless CoBiz received contrary instructions from one or more of the shareholders.

        If a shareholder at a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials or Annual Report and Proxy Statement, as applicable, was delivered wishes to receive a separate copy of the Annual Report or Proxy Statement, he or she should contact the Company's Corporate Secretary, by telephoning (303) 312-3412, or by writing to CoBiz at 821 Seventeenth Street, Denver, Colorado 80202. The shareholder will be delivered, without charge, a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report or Proxy Statement, as applicable, promptly upon request.

        If shareholders at a shared address currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or Annual Report and Proxy Statement, as applicable, wish to receive only a single copy of these documents, they should contact the Company's transfer agent, Computershare Investor Services LLC (Computershare), by writing to Computershare at 350 Indiana Street, Suite 750, Golden, CO 80401.

UPON WRITTEN REQUEST OF A BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THIS SHAREHOLDERS MEETING WHO DID NOT RECEIVE A COPY OF THE ENCLOSED ANNUAL REPORT TO SHAREHOLDERS, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, ACCOMPANIED BY A LIST BRIEFLY DESCRIBING ALL THE EXHIBITS THERETO AND NOT CONTAINED THEREIN. THE COMPANY WILL FURNISH A COPY OF ANY EXHIBIT UPON THE ADDITIONAL REQUEST OF SUCH PERSON AND THE PAYMENT OF A FEE OF $0.25 PER PAGE. ADDRESS ANY SUCH REQUESTS TO MARY PERROTT SMITH, CORPORATE SECRETARY, COBIZ FINANCIAL INC., 821 SEVENTEENTH STREET, DENVER, CO 80202. THE REQUEST MUST CONTAIN A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE FOR THE MEETING, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE MEETING.

APPENDIX A

FIRST AMENDMENT
TO THE
COBIZ INC. EMPLOYEE STOCK PURCHASE PLAN

        This First Amendment (the "Amendment") to the CoBiz Inc. Employee Stock Purchase Plan (the "Plan") is approved and adopted to be effective as of May 21, 2009 (the "Effective Date").

RECITALS

        A.    CoBiz Financial Inc., a Colorado corporation (formerly known as CoBiz Inc.) ("CoBiz") maintains the Plan, which was last restated in its entirety effective as of January 1, 2006.

        B.    CoBiz now desires to amend the Plan in accordance with the terms and conditions of this Amendment.

AMENDMENT

        NOW THEREFORE, effective as of the Effective Date, the Plan is amended as follows:

        1.    Maximum Number of Shares Issuable.    Section 10.03 of the Plan hereby is amended to read in its entirety as follows, effective as of the Effective Date:

  "Section 10.03    Stock to be Sold.    The Common Stock to be issued and sold under the Plan may be treasury shares or authorized but unissued shares, or the Company may purchase Common Stock in the market for sale under the Plan. Except as provided in Section 11.01, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed 900,000 shares."

        2.    Name.    Each reference in the Plan to "CoBiz Inc." (including without limitation, the reference in the title of the Plan itself) is hereby amended by replacing the reference with "CoBiz Financial Inc.".

        3.    Inconsistencies.    Any inconsistent provision of the Plan shall be read consistent with this Amendment.

        4.    Impact on Plan.    Except as amended by the preceding provisions of this Amendment, the Plan shall remain in full force and effect.

        5.    Counterparts.    This Amendment may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

        6.    Choice of Law.    Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Colorado, without regard to its conflict of law rules.

        IN WITNESS WHEREOF, the undersigned Secretary of CoBiz Financial Inc. certifies that the foregoing sets forth the First Amendment to the CoBiz Inc. Employee Stock Purchase Plan as duly adopted by the Compensation Committee of the Board of Directors on January 21, 2009 by the full Board of Directors on March 19, 2009 and as approved by the shareholders on May 21, 2009.

/s/ MARY PERROT SMITH Secretary

COBIZ INC. EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
INTRODUCTION

        Section 1.01    Introduction.    This CoBiz Inc. Employee Stock Purchase Plan (formerly known as the Colorado Business Bankshares, Inc. 2000 Employee Stock Purchase Plan) (the "Plan"), which originally was effective as of May 17, 2000, hereby is amended and restated in its entirety, effective as of January 1, 2006.

        Section 1.02    Purpose.    The purpose of the Plan is to provide employees of CoBiz Inc., a Colorado corporation (the "Company"), and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's common stock, par value $.01 per share, and, thus, to develop a stronger incentive to work for the continued success of the Company.

        Section 1.03    Rules of Interpretation.    It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

        Section 1.04    Definitions.    For purposes of the Plan, the following terms will have the meanings set forth below:

        (a)   "Acceleration Date" means the earlier of the date of stockholder approval or approval by the Company's Board of Directors of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which stockholders of the Company immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

        (b)   "Affiliate" means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code, whether now or hereafter acquired or established.

        (c)   "Committee" means the committee described in Section 10.01.

        (d)   "Common Stock" means the Company's Common Stock, $.01 par value, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI herein.

        (e)   "Company" means CoBiz Inc. (formerly known as Colorado Business Bankshares, Inc.), a Colorado corporation and its successors by merger or consolidation as contemplated by Article XI herein.

        (f)    "Current Compensation" means all regular salary payments paid by the Company to a Participant in accordance with the terms of his or her employment, but excluding annual bonus payments and all other forms of special compensation.

        (g)   "Fair Market Value" as of a given date, means such value of the Common Stock as reasonably determined by the Committee, but shall not be less than (i) the closing price of the Common Stock as reported for composite transactions if the Common Stock is then traded on a national securities exchange, (ii) the last sale price if the Common Stock is then quoted on the NASDAQ National Market System, or (iii) the average of the closing representative bid and asked prices of the Common Stock as reported on NASDAQ on the date as of which the fair market value is being determined. If on a given date the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.04 and in connection therewith shall take such action as it deems necessary or advisable.

        (h)   "Participant" means a Full-Time Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan.

        (i)    "Participating Affiliate" means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Full-Time Employees may participate in the Plan.

        (j)    "Full-Time Employee" means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, but excluding an employee whose customary employment is less than 20 hours per week.

        (k)   "Plan" means the CoBiz Inc. Employee Stock Purchase Plan (formerly known as the Colorado Business Bankshares, Inc. 2000 Employee Stock Purchase Plan, as amended, the provisions of which are set forth herein.

        (l)    "Purchase Period" means the approximate three-month period beginning on the first business day of each calendar quarter and ending on the last business day of each such calendar quarter; provided, however, that the then current Purchase Period will end upon the occurrence of an Acceleration Date.

        (m)  "Stock Purchase Account" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan and from the Company through matching contributions, if any.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

        Section 2.01    Eligible Employees.    All Full-Time Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Full-Time Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Full-Time Employee.

        Section 2.02    Election to Participate.    An eligible Full-Time Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, an election (whether in written form or otherwise, in accordance with procedures established by the Committee) which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the end of the Purchase Period unless the employee terminates employment or reaches the limit set forth in Section 3.01 prior to the end of such Purchase Period.

        Section 2.03    Limits on Stock Purchase.    No employee shall be granted any right to purchase Common Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company or of any Affiliate.

        Section 2.04    Voluntary Participation.    Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

 ARTICLE III
PAYROLL DEDUCTIONS, COMPANY CONTRIBUTIONS
AND STOCK PURCHASE ACCOUNT

        Section 3.01    Deduction from Pay.    The election described in Section 2.02 will permit a Participant to elect payroll deductions of any multiple of 1% but not less than 1% or more than 10% of such Participant's Current Compensation for each pay period during the Purchase Period, subject to such other limitations as the Committee in its sole discretion may impose. Except as provided below, once the Purchase Period has started, a Participant may not change or cease payroll deductions except upon a termination of employment. In the event that during a Purchase Period the entire credit balance in a Participant's Stock Purchase Account exceeds the product of (a) 90% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, multiplied by (b) 1,600, then payroll deductions for such Participant shall automatically cease, and shall resume on the first pay period of the next Purchase Period.

        Section 3.02    Company Contributions.    The Company shall have no obligation, but may, in the sole discretion of the Committee, from time to time contribute to each Participant's Stock Purchase Account an amount equal to up to 50% of each payroll deduction credited to such Account. No Company contributions shall be deemed to have been made until such contributions are credited to the Participant's Stock Purchase Account as provided in Section 3.03.

        Section 3.03    Credit to Account.    Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday, and Company contributions, if any, will be credited to the Participant's Stock Purchase Account on the last business day of the Purchase Period at the time of and in connection with the purchase of shares of Common Stock in accordance with Articles IV and V hereof.

        Section 3.04    Interest.    No interest will be paid upon payroll deductions, Company contributions or on any amount credited to, or on deposit in, a Participant's Stock Purchase Account.

        Section 3.05    Nature of Account.    The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

        Section 3.06    No Additional Contributions.    A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

ARTICLE IV
RIGHT TO PURCHASE SHARES

        Section 4.01    Number of Shares.    Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole shares of Common Stock that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that (a) no more than 1,600 shares of Common Stock may be purchased under the Plan by any one Participant for a given Purchase Period, (b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for any calendar year and (c) if the purchases for all Participants in any Purchase Period would result in the sale of more than 28,125 shares of Common Stock in the aggregate under the Plan for such Purchase Period, each Participant shall be allocated a pro rata portion of the 28,125 shares of Common Stock to be sold for that Purchase Period. If the purchases for all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 10.03, each Participant shall be allocated a pro rata portion of the Common Stock to be sold. In addition to the limitations set forth above, the Committee, in its discretion, may impose additional limits on the number of shares that may be purchased pursuant to this Plan for any Purchase Period provided that such limits are established and communicated to eligible Full-Time Employees prior to the first day of such Purchase Period and provided further that such limits are applied on a uniform basis to all eligible Full-Time Employees.

        Section 4.02    Purchase Price.    The purchase price for any Purchase Period shall be 90% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, rounded up to the next higher full cent. Notwithstanding the above, in compliance with Code Section 423, in no event will the purchase price be less than the lesser of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period.

ARTICLE V
EXERCISE OF RIGHT

        Section 5.01    Purchase of Stock.    On the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Common Stock purchasable with such amount (subject to the limitations of Section 4.01).

        Section 5.02    Cash Distributions.    Any amount remaining in a Participant's Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within 30 days after the end of that Purchase Period.

        Section 5.03    Notice of Acceleration Date.    The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

ARTICLE VI
WITHDRAWAL FROM PLAN; SALE OF STOCK

        Section 6.01    No Voluntary Withdrawal.    Once a Purchase Period has begun, a Participant may not change or cease his or her contributions, nor may a Participant withdraw from the Plan, except as provided in Sections 6.02 and 6.03 below with respect to the death of the Participant during the Purchase Period or the termination of employment of a Participant during the Purchase Period.

        Section 6.02    Death.    Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's death occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant's estate has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, an election (whether in written form or otherwise, in accordance with procedures established by the Committee) to have the entire credit balance in such Participant's Stock Account distributed in cash within 30 days after the end of that Purchase Period or at such earlier time as the Committee in its sole discretion may decide, provided that in no event shall any Participant's estate be entitled to receive from such Account any Company contributions credited to such Account at the end of the Purchase Period pursuant to Section 3.03. Each Participant may designate one or more beneficiaries who, upon the Participant's death, are to receive the Common Stock or the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in accordance with such terms and conditions as the Committee in its sole discretion may impose and filed with the Company (whether in written form or otherwise, in accordance with procedures established by the Committee) during the

Participant's lifetime. Unless the Participant has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

        Section 6.03    Termination of Employment.    In the event of the Participant's termination of employment with the Company and all Participating Affiliates for any reason (other than termination because of the Participant's death), no further amounts shall be credited to the Participant's Stock Purchase Account and the entire credit balance in such Participant's Stock Account shall be distributed to the terminated Participant in cash within 30 days after the end of that Purchase Period or at such earlier time as the Committee in its sole discretion may decide, provided that in no event shall any Participant be entitled to receive from such Account any Company contributions credited to such Account at the end of the Purchase Period pursuant to Section 3.03. For purposes of this Section 6.03, a transfer of employment to any Affiliate, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment.

ARTICLE VII
NONTRANSFERABILITY

        Section 7.01    Nontransferable Right to Purchase.    The right to purchase Common Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in Section 6.02, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

        Section 7.02    Nontransferable Account.    Except as provided in Section 6.02, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

ARTICLE VIII
STOCK CERTIFICATES

        Section 8.01    Delivery.    Within a reasonable period of time after the close of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause to be delivered to or for the benefit of the Participant a certificate evidencing the Common Stock purchased by a Participant during such Purchase Period.

        Section 8.02    Securities Laws.    The Company shall not be required to issue or deliver any certificate representing Common Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company shall use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of certificates may be deferred until such registration is accomplished.

        Section 8.03    Completion of Purchase.    A Participant shall have no interest in the Common Stock purchased until a certificate representing the same is issued to or for the benefit of the Participant.

        Section 8.04    Form of Ownership.    The certificates representing Common Stock issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct in accordance with procedures established by the Committee.

 ARTICLE IX
EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

        Section 9.01    Effective Date.    The Plan originally was approved by the Board of Directors on January 19, 2000 and was approved by the stockholders of the Company within twelve (12) months thereof. This restated Plan is effective January 1, 2006.

        Section 9.02    Plan Commencement.    Purchase Periods under this restated Plan will commence and terminate in accordance with Section 1.03(l).

        Section 9.03    Powers of Board.    The Board of Directors may amend or discontinue the Plan at any time. No amendment or discontinuation of the Plan, however, shall without stockholder approval be made that: (i) absent such stockholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act") to become unavailable with respect to the Plan, (ii) requires stockholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company, or (iii) permit the issuance of Common Stock before payment therefor in full.

        Section 9.04    Automatic Termination.    The Plan shall automatically terminate when all of the shares of Common Stock provided for in Section 10.03 have been sold.

ARTICLE X
ADMINISTRATION

        Section 10.01    The Committee.    The Plan shall be administered by a committee (the "Committee") of two or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be "disinterested persons" with respect to the Plan within the meaning of Rule 16b-3 under the Act. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

        Section 10.02    Powers of Committee.    Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms and elections must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the form or election by which a Participant elects to participate in the Plan pursuant to Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

        Section 10.03    Stock to be Sold.    The Common Stock to be issued and sold under the Plan may be treasury shares or authorized but unissued shares, or the Company may purchase Common Stock in the market for sale under the Plan. Except as provided in Section 11.01, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed 450,000 shares (originally, the Plan provided for a maximum of 200,000 shares and this number has been adjusted since the original effective date of the Plan due to stock splits).

        Section 10.04    Notices.    Notices to the Committee should be addressed as follows:

    CoBiz Inc.
    Attn: Employee Stock Purchase Plan Committee
    821 17th Street
    Denver, Colorado 80202

 ARTICLE XI
ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY

        Section 11.01    Stock Dividend or Reclassification.    If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Certificate of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.

        Section 11.02    Merger or Consolidation.    If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

ARTICLE XII
APPLICABLE LAW

        Section 12.01    Applicable Law.    Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Colorado.

PROXY
CoBiz Financial Inc.
821 17th Street
Denver, Colorado 80202
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 9, 2009, hereby appoints Steven Bangert and Jonathan C. Lorenz proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of CoBiz Financial Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of CoBiz Financial Inc. to be held on May 21, 2009 at the Magnolia Ballroom, 817 17th Street, Denver, Colorado 80202 at 8:00 a.m., M.D.T., and any adjournment thereof.

1.
ELECTION OF DIRECTORS

☐ FOR Steven Bangert	☐ WITHHOLD AUTHORITY to vote for Steven Bangert
☐ FOR Michael B. Burgamy	☐ WITHHOLD AUTHORITY to vote for Michael B. Burgamy
☐ FOR Morgan Gust	☐ WITHHOLD AUTHORITY to vote for Morgan Gust
☐ FOR Evan Makovsky	☐ WITHHOLD AUTHORITY to vote for Evan Makovsky
☐ FOR Douglas L. Polson	☐ WITHHOLD AUTHORITY to vote for Douglas L. Polson
☐ FOR Mary K. Rhinehart	☐ WITHHOLD AUTHORITY to vote for Mary K. Rhinehart
☐ FOR Noel N. Rothman	☐ WITHHOLD AUTHORITY to vote for Noel N. Rothman
☐ FOR Timothy J. Travis	☐ WITHHOLD AUTHORITY to vote for Timothy J. Travis
☐ FOR Mary Beth Vitale	☐ WITHHOLD AUTHORITY to vote for Mary Beth Vitale
☐ FOR Mary White	☐ WITHHOLD AUTHORITY to vote for Mary White
☐ FOR all nominees noted	☐ WITHHOLD AUTHORITY to vote for all nominees noted
2.
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  ☐               FOR     ☐               AGAINST     ☐               ABSTAIN

3.
NONBINDING SHAREHOLDER APPROVAL OF EXECUTIVE COMPENSATION

  ☐               FOR     ☐               AGAINST     ☐               ABSTAIN

4.
PROPOSAL TO AMEND THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE MAXIMUM NUMBER OF SHARES ISSUABLE FROM 450,000 TO 900,000

  ☐               FOR     ☐               AGAINST     ☐               ABSTAIN

5.
SHAREHOLDER PROPOSAL REGARDING ADVISORY VOTE ON EXECUTIVE COMPENSATION.

  ☐               FOR     ☐               AGAINST     ☐               ABSTAIN

6.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR items 1, 2, 3 AND 4; and AGAINST item 5.

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

Please sign exactly as your name appears on the certificate or certificates representing shares to be voted by this proxy, as shown on the left. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.
Date:	, 2009

Signature